Exhibit 10.1



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                                LOAN AGREEMENT

                          Dated as of August 26, 2005


                                     Among

                            RA 492 RIVER ROAD LLC,
                          RA 100 EXECUTIVE DRIVE LLC,
                          RA 200 EXECUTIVE DRIVE LLC,
                           RA 35 PINELAWN ROAD LLC,
                          RA 80 GRASSLANDS ROAD LLC,
                          RA 100 GRASSLANDS ROAD LLC,
                           RA 150 MOTOR PARKWAY LLC,
                         RA 660 WHITE PLAINS ROAD LLC

                                      and

                             RA 225 HIGH RIDGE LLC
                          collectively, as Borrowers

                                      and

                       UBS REAL ESTATE INVESTMENTS INC.,
                                   as Lender


                      492 River Road, Nutley, New Jersey
                 100 Executive Drive, West Orange, New Jersey
                 200 Executive Drive, West Orange, New Jersey
                     35 Pinelawn Road, Melville, New York
                    80 Grasslands Road, Elmsford, New York
                    100 Grasslands Road, Elmsford, New York
               150 Vanderbilt Motor Parkway, Hauppauge, New York
                  660 White Plains Road, Tarrytown, New York
                  225 High Ridge Road, Stamford, Connecticut

==============================================================================

                                LOAN AGREEMENT


      THIS LOAN AGREEMENT, dated as of August 26, 2005 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), among UBS REAL ESTATE INVESTMENTS INC., a Delaware corporation, having an address at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019 (together with its successors and assigns, collectively, "Lender"), and RA 492 RIVER ROAD LLC ("492 River Borrower"), RA 100 EXECUTIVE DRIVE LLC ("100 Executive Borrower"), RA 200 EXECUTIVE DRIVE LLC ("200 Executive Borrower"), RA 35 PINELAWN ROAD LLC ("35 Pinelawn Borrower"), RA 80 GRASSLANDS ROAD LLC ("80 Grasslands Borrower"), RA 100 GRASSLANDS ROAD LLC ("100 Grasslands Borrower"), RA 150 MOTOR PARKWAY LLC ("150 Vanderbilt Borrower"), RA 660 WHITE PLAINS ROAD LLC ("660 White Plains Borrower") and RA 225 HIGH RIDGE LLC ("225 High Ridge Borrower"; each of 492 River Borrower, 100 Executive Borrower, 200 Executive Borrower, 35 Pinelawn Borrower, 80 Grasslands Borrower, 100 Grasslands Borrower, 150 Vanderbilt Borrower, 660 White Plains Borrower and 225 High Ridge Borrower referred to herein individually as a "Borrower" and collectively as "Borrowers"), each a Delaware limited liability company and each having an address c/o Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747-0983.

      All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                             W I T N E S S E T H :


      WHEREAS, Borrowers desire to obtain the Loan from Lender; and

      WHEREAS, Lender has advised Borrowers that, subject to the terms of this Agreement and the documents to be executed in connection herewith, and based upon the representations, warranties, covenants and undertakings of Borrowers herein and therein contained, Lender is willing to make the Loan to Borrowers, on the terms and conditions set forth herein and therein;

      NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrowers hereby agree as follows:


                                   ARTICLE 1
                    DEFINITIONS; PRINCIPLES OF CONSTRUCTION
                    ---------------------------------------

      1.1   Specific Definitions.

      For all purposes of this Agreement, except as otherwise expressly provided:

      "660 White Plains Master Lease" shall mean that certain Master Lease (660 White Plains) dated as of the date hereof, reasonably acceptable to Lender, made by and between the 660 White Plains Borrower and ROP in respect of certain underwritten rent and expense recoveries for 24,158 square feet of space at the property owned by 660 White Plains Borrower, as more particularly set forth in such master lease.

      "Acceptable Lease Guarantor" shall mean ROP or, after an Australian Joint Venture Closing, the Australian Joint Venture Partner, provided such Person has a Tangible Net Worth equal to or greater than $200,000,000.00 and a debt-to-equity ratio of no greater than 65%.

      "Accounts" shall have the meaning set forth in Section 6.1.

      "Acquired Property Statements" shall have the meaning set forth in
Section 9.1(c)(i).

      "Act" shall have the meaning set forth in Section 3.1.24(s).

      "Adjusted Release Amount" shall mean, with respect to any Non-Core Property, one hundred ten percent (110%) of applicable Allocated Loan Amount.

      "ADM Lease" shall mean that certain Agreement of Lease dated as of September 22, 1997 made by and between ROP and ADM Cocoa, a Division of Archer-Daniels Midland Company, as amended by that certain Assignment and First Amendment of Lease dated as of September 11, 2000 made by and between ADM Cocoa, a Division of the Archer-Daniels Midland Company and ADM Rice, a Division of the Archer-Daniels Midland Company, as further amended by that certain Second Amendment dated as of December 18, 2003 made by and between ROP and ADM Rice, a Division of the Archer-Daniels Midland Company, as further amended by that certain Third Amendment to the Lease dated as of May 3, 2004 by and between ROP, and ADM Rice, a Division of the Archer-Daniels Midland Company, for the lease of 7,417 square feet on the fourth floor of the building located at 660 White Plains Road, Tarrytown, New York.

      "ADM Springing Lease Guaranty" shall mean that certain Lease Guaranty (ADM-660 White Plains), dated as of the date hereof, made by an Acceptable Lease Guarantor in favor of Lender in respect of all rent and expense recoveries due under the ADM Lease from and after any time the tenant under the ADM Lease exercises any right of termination pursuant to the ADM Lease.

      "Affiliate" shall mean, as to any Person, any other Person that (i) owns directly or indirectly forty-nine percent (49%) or more of all equity interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person, and/or (iii) is a director or officer of such Person or of an Affiliate of such Person. As used in this definition, the term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise.

      "Ajilon Lease" means that certain Agreement of Lease dated as of June 22, 2005 by and between ROP and Ajilon Professional Staffing LLC for the lease of 5,468 square feet of the building located at 150 Motor Parkway, Hauppauge, New York.

      "Ajilon Springing Lease Guaranty" shall mean that certain Lease Guaranty (Ajilon-150 Motor), dated as of the date hereof, made by an Acceptable Lease Guarantor in favor of

Lender in respect of all rent and expense recoveries due under the Ajilon Lease from and after any time the tenant under the Ajilon Lease exercises any right of termination pursuant to the Ajilon Lease.

      "Allocated Loan Amount" shall mean, with respect to each Property, that amount set forth for such Property on Exhibit B hereto.

      "ALTA" shall mean American Land Title Association, or any successor thereto.

      "Alteration Threshold" shall mean $4,000,000.00 per Property.

      "Alternate Joint Venture Closing" shall mean the consummation of (a) the formation of a joint venture between RA (or one of its controlled Affiliates) and the Alternate Joint Venture Partner, and (b) the Transfer of 100% of the ownership interests in each of Borrowers to the Alternate Joint Venture Partner (or a subsidiary thereof), subject to the satisfaction of the conditions to such Transfer set forth in Article 8 hereof.

      "Alternate Joint Venture Partner" shall mean, an institutional party joint venture partner reasonably acceptable to and approved by Lender.

      "Ampacet Lease" shall mean that certain Agreement of Lease dated as of August 2, 1989 by and between T.C.C.-R.M.C. Associates, and Ampacet Corporation, as amended by that First Agreement of Lease dated as of November 4, 1999 by and between ROP as successor-in-interest to T.C.C.-R.M.C. Associates, and Ampacet Corporation, for the lease of 38,908 rentable square feet on the third floor of the Property located at 660 White Plains Road.

      "Ampacet Springing Lease Guaranty" shall mean that certain Lease Guaranty (Ampacet-660 White Plains), dated as of the date hereof, made by an Acceptable Lease Guarantor in favor of Lender in respect of all rent and expense recoveries due under the Ampacet Lease from and after any time the tenant under the Ampacet Lease exercises any right of termination pursuant to the Ampacet Lease.

      "Approved Capital Expenditures" shall mean Capital Expenditures incurred by any Borrower and approved by Lender, which approval shall not be unreasonably withheld or delayed.

      "Approved Leasing Expenses" shall mean actual, out-of-pocket expenses incurred by any Borrower in leasing space at the Property owned by such Borrower pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (A) specifically approved by Lender in connection with approving the applicable Lease (to the extent Lender's approval is required hereunder), (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, and Lender shall have received and approved a budget for such tenant improvement costs and a schedule of leasing commissions payments payable in connection therewith, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed Lease documents and brokerage agreements.

      "Assignment of Leases" shall mean, collectively, the New York Assignment of Leases, the New Jersey Assignment of Leases and the Connecticut Assignment of Leases.

      "Assignment of Management Agreement" shall mean, collectively, those certain Assignments of Management Agreement and Subordination of Management Fees, each dated as of the date hereof, among each Borrower, Manager and Lender, each with respect to a single Property, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Australian Joint Venture Closing" shall mean the consummation of (a) the formation of a joint venture between RA (or one of its controlled Affiliates) and the Australian Joint Venture Partner, and (b) the Transfer of 100% of the ownership interests in each of Borrowers to Australia Sole Member, subject to the satisfaction of the conditions to such Transfer set forth in
Article 8 hereof, and as contemplated pursuant to that Product Disclosure Statement dated August 15, 2005 in respect of Reckson New York Property Trust (ARSN 115 585 709).

      "Australian Joint Venture Partner" shall mean Reckson Australia LPT Corporation, a Maryland corporation, which is 99.9% owned by the Australian Trust.

      "Australia Sole Member" shall mean Reckson Australia Operating Company LLC, a Delaware limited liability company, a subsidiary of the Australian Joint Venture Partner.

      "Australian Trust" shall mean Reckson New York Property Trust, an Australian listed property trust.

      "Australian Transfer" or "Australian Transfers" shall have the meaning set forth in Section 8.2(a)(vii).

      "Award" shall have the meaning set forth in Section 5.3(b).

      "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights.

      "Blanket Terrorism Policies" shall have the meaning set forth in Section 5.1.1(h).

      "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

      "Capital Expenditure Account" shall have the meaning set forth in
Section 6.5.1.

      "Capital Expenditure Funds" shall have the meaning set forth in Section 6.5.1.

      "Capital Expenditures" for any period shall mean amounts expended for replacements and alterations to the Properties (excluding tenant improvements) and required to be capitalized according to cash basis method of accounting.

      "Capital Expenditures Work" shall mean any labor performed or materials installed in connection with any Capital Expenditure.

      "Carveout Guarantor" shall mean ROP or, after an Australian Joint Venture Closing, the Australian Joint Venture Partner, provided such Person has a Tangible Net Worth equal to or greater than $100,000,000.00 and a debt-to-equity ratio of no greater than 65%.

      "Carveout Guaranty" shall mean that certain Guaranty of Recourse Obligations of even date herewith from Carveout Guarantor for the benefit of Lender.

      "Cash Management Agreement" shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrowers, Manager and Deposit Bank.

      "Casualty" shall have the meaning set forth in Section 5.2(a).

      "Casualty and Condemnation Account" shall have the meaning set forth in the Cash Management Agreement.

      "Casualty Consultant" shall have the meaning set forth in Section
5.5(a).

      "Casualty Retainage" shall have the meaning set forth in Section 5.5(b).

      "Clearing Account" shall have the meaning set forth in Section 6.1.

      "Clearing Account Agreement" shall mean that certain Clearing Account Agreement dated the date hereof, made by and among Borrowers, Lender, Manager and Clearing Bank.

      "Clearing Bank" shall have the meaning set forth in Section 6.1.

      "Closing Date" shall mean the date of the funding of the Loan.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

      "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Property or any part thereof.

      "Connecticut Assignment of Leases" shall mean that certain first priority Assignment of Leases and Rents (Connecticut), dated as of the date hereof, from 225 High Ridge Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, delivered in connection with the Connecticut Property.

      "Connecticut Improvements" shall have the meaning ascribed to the term "Improvements" as set forth in the granting clauses of the Connecticut Mortgage.

      "Connecticut Mortgage" shall mean that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement (Connecticut), dated the date hereof, executed and delivered by 225 High Ridge Borrower as security for the Loan and encumbering the Connecticut Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Connecticut Property" shall mean, the Property located at 225 High Ridge Road, as more particularly described in the Connecticut Mortgage.

      "Debt" shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium, if applicable) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

      "Debt Service" shall mean, with respect to any particular period of time, the aggregate amount of principal and interest payments which would be due and payable under the Note, computed using the Interest Rate and a thirty
(30) year amortization schedule.

      "Debt Service Account" shall have the meaning set forth in the Cash Management Agreement.

      "Debt Service Coverage Ratio" shall mean, a ratio for the applicable period in which:

      (a)   the numerator is the Net Cash Flow for such period; and

      (b)   the denominator is the Debt Service.

      "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

      "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii) three percent (3.00%) above the Interest Rate.

      "Defeasance" shall have the meaning set forth in Section 2.5.1.

      "Defeasance Collateral" shall have the meaning set forth in Section 2.5.1(d)(i).

      "Defeasance Event" shall have the meaning set forth in Section 2.5.1.

      "Defeasance Security Agreement" shall have the meaning set forth in
Section 2.5.1(d)(ii).

      "Defeased Note" shall have the meaning set forth in Section 2.5.1.

      "Deposit Account" shall have the meaning set forth in Section 6.1.

      "Deposit Bank" shall mean Wachovia Bank, National Association and any successor Eligible Institution thereto.

      "Disclosure Document" shall have the meaning set forth in Section
9.2(a).

      "Disclosure Document Date" shall have the meaning set forth in Section 9.1(c)(iv).

      "Easements" shall have the meaning set forth in Section 3.1.12.

      "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

      "Eligible Institution" shall mean a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's, and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's.

      "Embargoed Person" shall have the meaning set forth in Section 4.2.15.

      "Environmental Indemnitor" shall mean ROP or, after an Australian Joint Venture Closing, the Australian Joint Venture Partner, provided such Person has a Tangible Net Worth equal to or greater than $100,000,000.00 and a debt-to-equity ratio of no greater than 65%.

      "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrowers and Environmental Indemnitor in connection with the Loan for the benefit of Lender.

      "Environmental Policy" shall mean that certain Pollution Legal Liability Select Clean-Up Cost Cap Insurance Policy, Policy Number PLS1446186 issued by American International Specialty Lines Insurance Company and naming Lender, its successors and assigns as an additional insured in respect of the Property owned by the 225 High Ridge Borrower and located at 225 High Ridge Road, Stamford, Connecticut.

      "Equipment" shall have the meaning set forth in the granting clause of the Mortgage.

      "ERISA" shall have the meaning set forth in Section 4.2.13.

      "Event of Default" shall have the meaning set forth in Section 10.1.

      "Exchange Act" shall have the meaning set forth in Section 9.2(a).

      "Exchange Act Filing" shall have the meaning set forth in Section 9.1(c)(vi).

      "Exercise Notice" shall have the meaning set forth in Section 12.2(b).

      "Existing Affiliate Contracts" shall mean those certain contracts and agreements more fully set forth on Schedule IV, attached hereto and made a part hereof.

      "Financing Notice" shall have the meaning set forth in Section 12.2(a).

      "Fiscal Year" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the Term.

      "Fitch" shall mean Fitch, Inc.

      "Full Replacement Cost" shall have the meaning set forth in Section 5.1.1(a)(i).

      "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.

      "Government Lists" shall have the meaning set forth in Section
4.1.14(b).

      "Gross Revenue" shall mean all revenue derived from the ownership and operation of any Property from whatever source, including Rents and any Insurance Proceeds, but only if and to the extent Lender elects to treat any such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4 hereof.

      "GSA Lease" shall mean that certain Agreement of Lease dated as of November 9, 2000 made by and between ROP and the United States of America, as amended by that certain Supplemental Lease Agreement, Number One, dated as of August 22, 2001 made by and between ROP and the United States of America, as further amended by that certain Supplemental Lease Agreement, Number Two, dated as of November 9, 2001 made by and between ROP and the United States of America, as further amended by that certain Supplemental Lease Agreement, Number Three, dated as of April 18, 2002 made by and between ROP and the United States of America, as further amended by that certain Supplemental Lease Agreement, Number Four, made by and between ROP and the United States of America for the lease of a total of 5,087 rentable square feet of the building located at 660 White Plains Road, Tarrytown, New York.

      "GSA Springing Lease Guaranty" shall mean that certain Lease Guaranty (GSA-660 White Plains), dated as of the date hereof, made by an Acceptable Lease Guarantor in favor of Lender in respect of all rent and expense recoveries due under the GSA Lease from and after any time the tenant under the GSA Lease exercises any right of termination pursuant to the GSA Lease.

      "Guaranteed Obligations" shall mean, as of any date of determination, the aggregate amount of liability that is due or may become due from any guarantor under any of the Lease Guaranties and/or the Reserve Guaranty.

      "Guarantor" shall mean, as applicable, any or all of the Acceptable Lease Guarantor, Carveout Guarantor and/or Reserve Guarantor.

      "Hockman Lewis Lease" means that certain Agreement of Lease dated as of May 28, 2003 made by and between ROP and Hockman-Lewis, for the lease of 4,333 square feet in the building located at 200 Executive Drive, West Orange, New Jersey.

      "Hockman Lewis Springing Lease Guaranty" shall mean that certain Lease Guaranty (Hockman Lewis-200 Executive), dated as of the date hereof, made by an Acceptable Lease Guarantor in favor of Lender in respect of all rent and expense recoveries due under the Hockman Lewis Lease from and after any time the tenant under the Hockman Lewis Lease exercises any right of termination pursuant to the Hockman Lewis Lease.

      "Improvements" shall mean, collectively, the New York Improvements, the New Jersey Improvements and the Connecticut Improvements.

      "Indebtedness" shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests but not any preferred return or special dividend paid solely from, and to the extent of, Excess Cash Flow after the payment of Operating Expenses and Debt Service, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

      "Indemnified Liabilities" shall have the meaning set forth in Section 11.13(b).

      "Independent Director" shall have the meaning set forth in Section 3.1.24(o).

      "Initial Interest Period" shall have the meaning set forth in Section
2.3.1.

      "Insolvency Opinion" shall mean that certain bankruptcy non-consolidation opinion letter dated the date hereof delivered by Paul, Hastings, Janofsky & Walker LLP in connection with the Loan.

      "Insurance Account" shall have the meaning set forth in Section 6.4.1.

      "Insurance Funds" shall have the meaning set forth in Section 6.4.1.

      "Insurance Premiums" shall have the meaning set forth in Section
5.1.1(b).

      "Insurance Proceeds" shall have the meaning set forth in Section 5.2(b).

      "Interest Period" shall have the meaning set forth in Section 2.3.3.

      "Interest Rate" shall mean a rate of Five and Twenty Nine Thousand Four Hundred Seventeen One-Hundred-Thousandths percent (5.29417%) per annum.

      "Joint Venture Closing" shall mean, as applicable, the Australian Joint Venture Closing or the Alternate Joint Venture Closing.

      "Key Principal" shall mean, (i) from the Closing Date until the Joint Venture Closing, ROP, (ii) from and after an Australian Joint Venture Closing, the Australian Joint Venture Partner, and (iii) from and after an Alternate Joint Venture Closing, ROP, in each case unless otherwise agreed to by Lender in its reasonable discretion.

      "Lease" shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Properties, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

      "Lease Guaranties" shall mean, collectively, the 660 White Plains Master Lease, the Ampacet Springing Lease Guaranty, the ADM Springing Lease Guaranty, the GSA Springing Lease Guaranty, the Quaker Springing Lease Guaranty, the Lincoln Educational Springing Lease Guaranty, the Hockman Lewis Springing Lease Guaranty, the Liberty Mutual Springing Lease Guaranty and the Ajilon Springing Lease Guaranty.

      "Lease Termination Payments" shall have the meaning set forth in Section 6.6.1(b)(i).

      "Legal Requirements" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrowers or the Properties or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrowers, at any time in force affecting the Properties or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Properties or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

      "Letter of Credit" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Stated Maturity
Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right after ten (10) Business Days' notice thereof to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof, unless Borrower shall have replaced such Letter of Credit with a substitute Letter of Credit from an Eligible Institution prior to such draw down.

      "Liabilities" shall have the meaning set forth in Section 9.2(b).

      "Liberty Mutual Lease" means that certain Agreement of Lease dated as of June 24, 2005 made by and between ROP and Liberty Mutual Insurance Company for the lease of 7,826 rentable square feet on the fourth floor of the building located at 150 Vanderbilt Motor Parkway, Hauppauge, New York.

      "Liberty Mutual Springing Lease Guaranty" shall mean that certain Lease Guaranty (Liberty Mutual-150 Motor), dated as of the date hereof, made by an Acceptable Lease Guarantor in favor of Lender in respect of all rent and expense recoveries due under the Liberty Mutual Lease from and after any time the tenant under the Liberty Mutual Lease exercises any right of termination pursuant to the Liberty Mutual Lease.

      "Lien" shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any portion of the Properties or any interest therein, or any direct or indirect interest in Borrowers or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

      "Lincoln Educational Lease" means that certain Agreement of Lease dated as of June 3, 2003 made by and between ROP and Lincoln Educational Services Corporation, as amended by that certain First Amendment to Lease dated September 1, 2004, as may be further amended from time to time.

      "Lincoln Educational Springing Lease Guaranty" shall mean that certain Lease Guaranty (Lincoln Educational-660 White Plains), dated as of the date hereof, made by an Acceptable Lease Guarantor in favor of Lender in respect of all rent and expense recoveries due under the Lincoln Educational Lease from and after any time the tenant under the Lincoln Educational Lease exercises any right of termination pursuant to the Lincoln Educational Lease.

      "Loan" shall mean the loan in the original principal amount of One Hundred Ninety Six Million Sixty Eight Thousand Three Hundred and No/100 Dollars ($196,068,300.00) made by Lender to Borrowers pursuant to this Agreement.

      "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreement, the Environmental Indemnity, the Lease Guaranties, the Assignment of Management Agreement, the Operations and Maintenance Agreements, the Carveout Guaranty and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan.

      "Major Contract" shall mean (i) any management, brokerage or leasing agreement, (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include contracts with annual payments due in excess of $350,000.00 or which extend beyond one year (unless cancelable on thirty (30) days or less notice)), or (iii) any agreement entered into with an Affiliate or otherwise upon terms and conditions that are not intrinsically fair or substantially similar to those that would be available on an arms-length basis with third parties, in any case of clauses (i) through (iii), above, relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Properties, whether written or oral.

      "Major Lease" shall mean any Lease which, either individually, or when taken together with any other Lease with the same Tenant or its Affiliates, generates more than 20% of the total annual Rents of the Property affected by such Lease, but in no event demising less than 20,000 square feet.

      "Management Agreement" shall mean any one of the management agreements entered into by and between each Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to the Property owned by such Borrower.

      "Manager" shall mean Reckson Management Group, Inc., a New York corporation or any other manager approved by Lender and the Rating Agencies in accordance with the terms and conditions of the Loan Documents.

      "Material Alteration" shall have the meaning set forth in Section
4.1.11.

      "Maturity Date" shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

      "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

      "Minimum Disbursement Amount" shall mean Twenty-Five Thousand and No/100 Dollars ($25,000.00).

      "Monthly Debt Service Payment Amount" shall have the meaning set forth in Section 2.3.1.

      "Monthly Payment Date" shall mean the eleventh (11th) day of every calendar month occurring during the Term. The first Monthly Payment Date shall be October 11, 2005.

      "Moody's" shall mean Moody's Investors Service, Inc.

      "Mortgage" shall mean, collectively, the New York Mortgage, the New Jersey Mortgage and the Connecticut Mortgage.

      "Net Cash Flow" shall mean, for any period, the actual net cash flow of the Properties after deducting therefrom deposits to (but not withdrawals from) the Reserve Funds.

      "Net Proceeds" shall mean: (i) the net amount of all Insurance Proceeds payable as a result of a Casualty to one or more of the Properties, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees and costs), if any, in collecting such Insurance Proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees and costs), if any, in collecting such Award.

      "Net Proceeds Deficiency" shall have the meaning set forth in Section 5.5(d).

      "New Jersey Assignment of Leases" shall mean that certain first priority Assignment of Leases and Rents (New Jersey), dated as of the date hereof, from New Jersey Borrowers, collectively, as assignors, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, delivered in connection with the New Jersey Properties.

      "New Jersey Borrowers" shall mean, collectively, the 492 River Borrower, 100 Executive Borrower and 200 Executive Borrower.

      "New Jersey Improvements" shall have the meaning ascribed to the term "Improvements" set forth in the granting clauses of the New Jersey Mortgage.

      "New Jersey Mortgage" shall mean that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement (New Jersey), dated the date hereof, executed and delivered by New Jersey Borrowers as security for the Loan and encumbering the New Jersey Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "New Jersey Properties" shall mean, collectively, the Properties located at 492 River Road, 100 Executive Drive and 200 Executive Drive Property, each as more particularly described in the New Jersey Mortgage.

      "New York Assignment of Leases" shall mean that certain first priority Assignment of Leases and Rents (New York), dated as of the date hereof, from New York Borrowers, as assignors, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, delivered in connection with the New York Properties.

      "New York Borrowers" shall mean, collectively, the 35 Pinelawn Borrower, 80 Grasslands Borrower, 100 Grasslands Borrower, 150 Vanderbilt Borrower and 660 White Plains Borrower.

      "New York Improvements" shall have the meaning ascribed to the term "Improvements" set forth in the granting clauses of the New York Mortgage.

      "New York Mortgage" shall mean that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement (New York), dated the date hereof, executed and delivered by New York Borrowers as security for the Loan and encumbering the New York Properties, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "New York Properties" shall mean, collectively, the Properties located at 35 Pinelawn Road, 80 Grasslands Road, 100 Grasslands Road, 150 Vanderbilt Motor Parkway and the 660 White Plains Road, each as more particularly described in the New York Mortgage.

      "Non-Core Property" or "Non-Core Properties" shall mean, individually or collectively, as applicable, the Properties located at 100 Executive Drive, 200 Executive Drive, 35 Pinelawn Road, 80 Grasslands Road, 100 Grasslands Road and 225 High Ridge Road, each as more particularly described in the New York Mortgage, the New Jersey Mortgage or the Connecticut Mortgage, as applicable.

      "Non-Excluded Taxes" shall have the meaning set forth in Section
2.6.7(a).

      "Non-Exclusion Policies" shall have the meaning set forth in Section 5.1.1(h).

      "Note" shall have the meaning set forth in Section 2.1.3.

      "Notice" shall have the meaning set forth in Section 11.6.

      "Obligations" shall mean, collectively, Borrowers' obligations for the payment of the Debt and the performance of the Other Obligations.

      "OFAC" shall have the meaning set forth in Section 4.1.14(b).

      "Officer's Certificate" shall mean a certificate delivered to Lender by Borrowers which is signed by an authorized senior officer of Sole Member.

      "Operating Expenses" shall mean all costs and expenses relating to the operation, maintenance and/or management of the Properties, including utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments and management fees payable under the Management Agreements not to exceed three and one-half percent (3.5%) of the monthly Gross Revenue of all of the Properties, but excluding actual Capital Expenditures, depreciation, amortization, any extraordinary expenses and deposits required to be made to the Reserve Funds.

      "Operations & Maintenance Agreements" shall mean, collectively, those certain Operations and Maintenance Agreements, each dated as of the date hereof, among each Borrower and Lender, each with respect to the existence and maintenance of asbestos containing materials at the Property owned by such Borrower, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof.

      "Other Obligations" shall mean (a) the performance of all obligations of Borrowers contained herein; (b) the performance of each obligation of Borrowers contained in any other Loan Document; and (c) the performance of each obligation of Borrowers contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.

      "Outstanding Principal Balance" shall mean, as of any date, the outstanding principal balance of the Loan.

      "Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

      "Patriot Act Offense" shall have the meaning set forth in Section
4.1.14(b).

      "Payment Differential" shall mean, as of any Tender Date, an amount equal to (i) the Interest Rate minus the Reinvestment Yield as of such Tender Date, divided by (ii) 12 and multiplied by (iii) the Outstanding Principal Balance on such Tender Date, provided that the Payment Differential shall in no event be less than zero.

      "Permitted Encumbrances" shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent,
(iv) any workers', mechanics' or similar Liens on any Property provided any such Lien is discharged or bonded in accordance with Section 3.6 of the Mortgage, and (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's reasonable discretion.

      "Permitted Indebtedness" shall have the meaning set forth in Section 3.1.24(d).

      "Permitted Investments" shall have the meaning set forth in the Cash Management Agreement.

      "Permitted Mezzanine Debt" shall mean one or more mezzanine loans procured by one or more of Borrowers after the Closing Date from one or more third party lenders that are Eligible Institutions, which such mezzanine loan(s) shall be secured by equity interests in one or more of Borrowers and shall be subject to satisfaction of each of the following conditions: (i) the combined Debt Service Coverage Ratio of the Loan and all such mezzanine loans for the twelve (12) full calendar months immediately preceding such date of determination shall be no less than the actual Debt Service Coverage Ratio in respect of the Loan for the twelve (12) full calendar months immediately preceding the Closing Date, and (ii) the combined loan-to-value ratio of the Loan and all such mezzanine loans shall be no greater than the actual loan-to-value ratio in respect of the Loan at the Closing Date.

      "Permitted Transfer" shall have the meaning set forth in Section 8.1.

      "Permitted Transferee" shall mean a corporation, partnership or limited liability company (i) acceptable to Lender in its reasonable discretion, (ii) that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies, (iii) whose counsel has delivered to Lender a non-consolidation opinion acceptable to Lender and the Rating Agencies in their sole discretion, and (iv) is a reputable Person of good character, creditworthy and with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Lender.

      "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

      "Physical Conditions Report" shall mean one or more reports prepared by a company satisfactory to Lender regarding the physical condition of the Properties, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, confirm that each of the Properties and their respective uses comply, in all material respects, with all applicable Legal Requirements (including zoning, subdivision and building laws).

      "Policies" shall have the meaning set forth in Section 5.1.1(b).

      "Portfolio Terrorism Policies" shall have the meaning set forth in
Section 5.1.1(h).

      "Post Casualty Par Paydown" shall have the meaning set forth in Section 5.2(c)(ii).

      "Prepayment Lockout Expiration Date" shall mean the date which is the Monthly Payment Date occurring one (1) month prior to the Stated Maturity Date.

      "Properties" shall mean, subject to Section 2.5.2(b) hereof, collectively, each parcel of real property listed on Exhibits A-1 through A-9 attached hereto, the Improvements on each such parcel of real property and all personal property relating to each such parcel of real property owned by any Borrower and encumbered by the New York Mortgage, the New Jersey Mortgage or the Connecticut Mortgage, as applicable, together with all rights pertaining to each such parcel of real property and the related Improvements, as more particularly described in the granting clauses of the New York Mortgage, the New Jersey Mortgage or the Connecticut Mortgage, as applicable.

      "Property" shall mean any one of the Properties, individually.

      "Quaker Lease" shall mean, collectively, (i) that certain Agreement of Lease dated as of November 13, 2001 made by and between ROP and Quaker Sales and Distribution, Inc. for the lease of 23,495 of rentable square feet on the second floor of the building located at 660 White Plains Road, Tarrytown, New York, 10591, and (ii) that certain Agreement dated as of January 31, 2002 by and between ROP and Quaker Sales and Distribution Inc. for the lease of 1,019 of rentable square feet of storage space in the lower level of the building known as 660 White Plains Road, Tarrytown, New York.

      "Quaker Springing Lease Guaranty" shall mean that certain Lease Guaranty (Quaker-660 White Plains), dated as of the date hereof, made by an Acceptable Lease Guarantor in favor of Lender in respect of all rent and expense recoveries due under the Quaker Lease from and after any time the tenant under the Quaker Lease exercises any right of termination pursuant to the Quaker Lease.

      "Qualified Carrier" shall have the meaning set forth in Section
5.1.1(h).

      "RA" shall mean Reckson Associates Realty Corp., a Maryland corporation.

      "RA Transfer" or "RA Transfers" shall have the meaning set forth in
Section 8.2(a)(vi).

      "Rating Agencies" shall mean, prior to the final Securitization of the Loan, each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

      "Rating Agency Confirmation" shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency's sole and absolute discretion.

      "Registration Statement" shall have the meaning set forth in Section
9.2(b).

      "Reinvestment Yield" shall mean, as of any Tender Date, an amount equal to the lesser of (a) the (i) yield on the U.S. Obligations with the same maturity date as the Stated Maturity Date; or (ii) if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the Stated Maturity Date, or (b) the (i) yield on the U.S. Obligations with a term equal to the remaining average life of the Debt; or
(ii) if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the Tender Date set forth in such Borrower's notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

      "Release Date" shall have the meaning set forth in Section 2.5.1(a).

      "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

      "Rent Roll Schedules" shall have the meaning set forth in Section
3.1.22.

      "Rents" shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrowers, Manager or any of their agents or employees from any and all sources arising from or attributable to the Properties and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Properties or rendering of services by Borrowers, Manager or any of their agents or employees, and Insurance Proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4 hereof.

      "Replacement Tenant" shall have the meaning set forth in Section
6.6.2(b).

      "Required Net Worth" shall have the meaning set forth in Section 6.11.

      "Required Repairs Account" shall have the meaning set forth in Section 6.2.1.

      "Required Repairs Funds" shall have the meaning set forth in Section
6.2.1.

      "Required Repairs" shall have the meaning set forth in Section 6.2.1.

      "Reserve Funds" shall mean, collectively, all funds deposited by Borrowers with Lender or Deposit Bank pursuant to Article 6 of this Agreement, including, but not limited to, the Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Required Repair Funds, and the Rollover Funds.

      "Reserve Guarantor" shall mean ROP or, after an Australian Joint Venture Closing, the Australian Joint Venture Partner, provided such Person has a Tangible Net Worth equal to or greater than $100,000,000.00 and a debt-to-equity ratio of no greater than 65%.

      "Reserve Guaranty" shall have the meaning set forth in Section 6.11.

      "Reserve Guaranty Excess" shall have the meaning set forth in Section 6.11(b) hereof.

      "Restoration" shall have the meaning set forth in Section 5.2(a).

      "RICO" shall have the meaning set forth in Section 11.22(i).

      "Rollover Account" shall have the meaning set forth in Section 6.6.1(a).

      "Rollover Funds" shall have the meaning set forth in Section 6.6.1(a).

      "ROP" shall mean Reckson Operating Partnership, L.P., a Delaware limited partnership.

      "S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

      "Secondary Market Transaction" shall have the meaning set forth in
Section 9.1(a).

      "Securities" shall have the meaning set forth in Section 9.1(a).

      "Securities Act" shall have the meaning set forth in Section 9.2(a).

      "Securitization" shall have the meaning set forth in Section 9.1(a).

      "Servicer" shall have the meaning set forth in Section 11.24.

      "Servicing Agreement" shall have the meaning set forth in Section 11.24.

      "Severed Loan Documents" shall have the meaning set forth in Section 10.2(c).

      "Significant Casualty" shall have the meaning set forth in Section
5.2(b).

      "Sole Member" shall mean ROP, the sole member of each of Borrowers, and its permitted successors and assigns.

      "Special Member" shall have the meaning set forth in Section 3.1.24(q).

      "Standard Statements" shall have the meaning set forth in Section
9.1(c)(i).

      "State" shall mean the State or Commonwealth in which the Properties or any part thereof is located.

      "Stated Maturity Date" shall mean September 11, 2010.

      "Survey" shall mean a survey of each Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

      "Synapse Lease" shall mean that certain Lease dated May 11, 2005 by and between 225 High Ridge Venture, a Connecticut general partnership, as landlord, and Synapse Group, Inc., a Delaware corporation, as tenant, for a portion of the office building known as 225 High Ridge Road, Stamford, CT.

      "Synapse Rollover Funds" shall have the meaning set forth in Section
6.6.1.

      "Taking" shall have the meaning set forth in Section 5.3(b).

      "Tangible Net Worth" shall mean, as of a particular date, (a) all amounts that would be included as total shareholders' equity on a consolidated balance sheet of Guarantor and its subsidiaries as at such date computed in accordance with the cash basis method of accounting; minus (b) (i) the amount of any Indebtedness owed to Guarantor by any member, partner, shareholder, officer, or director of Guarantor, and (ii) the value of any intangible assets (including any value attributable to goodwill, organizational expenses, trademarks, trade names and similar intellectual property rights, franchises, licenses, and other items which would properly be treated as intangibles in accordance with the cash basis method of accounting).

      "Tax Account" shall have the meaning set forth in Section 6.3.1.

      "Tax Funds" shall have the meaning set forth in Section 6.3.1.

      "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Properties or part thereof, together with all interest and penalties thereon.

      "Tenant" shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Properties.

      "Tender Date" shall mean the date of any prepayment of the Loan.

      "Term" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

      "Terrorism Exclusion" shall have the meaning set forth in Section
5.1.1(h).

      "Terrorism Insurance Cap" shall have the meaning set forth in Section 5.1.1(h).

      "Terrorism Policies" shall have the meaning set forth in Section
5.1.1(h).

      "Terrorism Policy" shall have the meaning set forth in Section 5.1.1(h).

      "Title Insurance Policy" shall mean an ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to each Property and insuring the Lien of the Mortgage.

      "Transfer" shall have the meaning set forth in Section 4.2.1.

      "Trustee" shall mean any trustee holding the Loan in a Securitization.

      "UBS" shall have the meaning set forth in Section 9.2(b).

      "UBS Group" shall have the meaning set forth in Section 9.2(b).

      "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New York unless otherwise specified herein.

      "Undefeased Note" shall have the meaning set forth in Section 2.5.1(c).

      "Underwriter Group" shall have the meaning set forth in Section 9.2(b).

      "Updated Information" shall have the meaning set forth in Section
9.1(b)(i).

      "U.S. Obligations" shall mean (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged and which are not subject to prepayment, call or early redemption,
(ii) other non-callable "government securities" as defined in Treasury Regulations Section 1.860G-2(a)(8)(i), as amended which (a) will not result in a reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization, (b) are then outstanding and (c) are then being generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization or
(c) other non-callable instruments, which (w) if a Securitization has occurred, will not cause the REMIC Trust formed pursuant to such Securitization to fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code, (x) will not result in a reduction, downgrade or withdrawal of the ratings for the Certificates or any class thereof issued in connection with the Securities,
(y) are then outstanding and (z) are then being generally accepted by the Rating Agencies without any reduction, downgrade or withdrawal of the ratings for the Securities or any class thereof issued in connection with a Securitization.

      "U.S. Person" shall mean any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any state, commonwealth or district thereof, or (iii) any estate or trust that is subject to United States federal income taxation, regardless of the source of its income.

      "Vacant Space" shall have the meaning set forth in Section 6.6.2(b).

      "Yield Maintenance Premium" shall mean, as of any Tender Date, an amount equal to the present value of a series of payments, each equal to the Payment Differential as of such Tender Date and payable on each Monthly Payment Date over the remaining original term of the Note until the Stated Maturity Date and on the Stated Maturity Date, discounted at the Reinvestment Yield as of such Tender Date for the number of months remaining from such Tender Date to each Monthly Payment Date until the Stated Maturity Date.

      1.2   Principles of Construction.

      All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and the word "including" shall mean "including but not limited to". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                                   ARTICLE 2
                                   THE LOAN
                                   --------

      2.1   The Loan.

            2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrowers and Borrowers shall accept the Loan from Lender on the Closing Date.

            2.1.2 Single Disbursement to Borrowers. Borrowers shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

            2.1.3 The Note. The Loan shall be evidenced by that certain Promissory Note of even date herewith, in the stated principal amount of One Hundred Ninety Six Million Sixty Eight Thousand Three Hundred and No/100 Dollars ($196,068,300.00) executed by Borrowers and payable to the order of Lender in evidence of the Loan (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, the "Note") and shall be repaid in accordance with the terms of this Agreement and the Note.

            2.1.4 Use of Proceeds. Borrowers shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Properties,
(ii) pay all past-due Taxes, Insurance Premiums and Other Charges, if any, in respect of the Properties, (iii) make initial deposits of the Reserve Funds, and (iv) pay costs and expenses incurred in connection with the closing of the Loan. Any excess proceeds may be used for any lawful purpose.

      2.2   Interest Rate.

            2.2.1 Interest Rate. Interest on the Outstanding Principal Balance shall accrue throughout the Term at the Interest Rate.

            2.2.2      [Intentionally Omitted].

            2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.

            2.2.4 Interest Calculation. Interest on the Outstanding Principal Balance shall be calculated by multiplying (A) the actual number of days elapsed in the period for which the calculation is being made by (B) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable), expressed as an annual rate divided by 360) by (C) the Outstanding Principal Balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

            2.2.5 Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrowers be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

      2.3   Loan Payments.

            2.3.1 Payments. Borrowers shall pay to Lender (a) on the date hereof, an amount equal to interest only on the Outstanding Principal Balance from the Closing Date up to and including September 11, 2005 (the "Initial Interest Period"), (b) on each Monthly Payment Date thereafter beginning on October 11, 2005 throughout the Term, a payment of interest only computed at the Interest Rate on the Outstanding Principal Balance for the applicable Interest Period (the "Monthly Debt Service Payment Amount"), and (c) all amounts required in respect of Reserve Funds as set forth in Article 6 hereof.

            2.3.2      [Intentionally Omitted.]

            2.3.3 Payments Generally. After the Initial Interest Period, each interest accrual period thereafter (each, an "Interest Period") shall commence on the eleventh (11th) day of each calendar month during the Term and shall end on and include the tenth (10th) day of the next occurring calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately succeeding Business Day. Lender shall have the right from time to time, in its sole discretion, upon not less than thirty (30) days prior written notice to Borrowers, to change the Monthly Payment Date to a different calendar day each month which is not more than five (5) days earlier nor more than five (5) days later than the eleventh day of each calendar month; provided, however, that if Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall have the option, but not the obligation, to adjust the Interest Period accordingly. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

            2.3.4 Payment on Maturity Date. Borrowers shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents less any Non-Excluded Taxes, as applicable.

            2.3.5 Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents is not paid by Borrowers on the date on which it is due, or if the payment of the principal due on the Maturity Date is not paid within thirty (30) days of the Maturity Date, Borrowers shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment provided that no such amount shall be due in connection with any debt service payment amounts due hereunder if, as of the applicable Monthly Payment Date, sufficient funds are in the Deposit Account and no other Event of Default shall then be continuing. Any such amount shall be secured by the Mortgage and the other Loan Documents.

            2.3.6      Method and Place of Payment.

            (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

            (b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

            (c) All payments required to be made by Borrowers hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim other than any Non-Excluded Taxes, as applicable, and shall be made irrespective of any defense thereto.

            2.3.7      Taxes.

            (a) Taxes Generally. All payments by Borrowers of principal of, and interest on, the Loan and all other Obligations shall be made free an clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes imposed on or measured by Lender's assets, net income, receipts or branch profits, (iii) any taxes (other than withholding taxes) with respect to Lender that would not be imposed but for a connection between Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of Lender pursuant to or in respect of this Agreement or any other Loan Document), and (iv) any taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges to the extent imposed as a result of the failure of the Lender to provide and keep current (to the extent legally able) any certificates, documents or other evidence required to qualify for an exemption from, or reduced rate of, any such taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges (such non-excluded items being collectively called "Non-Excluded Taxes"). If any withholding or deduction from any payment to be made by Borrowers hereunder is required in respect of any Non-Excluded Taxes pursuant to any applicable law, then Borrowers shall:

                       (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                       (ii) promptly forward to Lender an official receipt or other documentation satisfactory to Lender evidencing such payment to such Governmental Authority; and

                       (iii) pay to Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by Lender will equal the full amount that Lender would have received had no such withholding or deduction been required.

            (b) Tax Indemnification. If Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or fails to remit the required receipts or other required documentary evidence, Borrowers shall indemnify Lender for any incremental Non-Excluded Taxes, interest or penalties that may become payable by Lender as a result of any such failure.

            (c) Refunds. If Lender shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Non-Excluded Taxes imposed by any Governmental Authority as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.3.7, it promptly shall notify such Borrower of the availability of such refund claim and shall make a timely claim to such taxation authority for such refund at Borrowers' expense. If Lender receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Non-Excluded Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.3.7(c), it shall within thirty (30) days from the date of such receipt pay over the amount of such refund to such Borrower, net of all reasonable out-of-pocket expenses of such Lender; provided, however, that Borrower, upon the request of Lender, agrees to repay the amount paid over to the Borrower to Lender in the event Lender is required to repay such refund to such Governmental Authority.

      2.4   Prepayments.

            2.4.1 Voluntary Prepayments. Except as otherwise provided herein, Borrowers shall not have the right to prepay the Loan in whole or in part prior to the Stated Maturity Date. On the Prepayment Lockout Expiration Date, or on any Monthly Payment Date thereafter, Borrowers may, at their option and upon thirty (30) days prior notice to Lender, prepay the Outstanding Principal Balance in whole only without payment of the Yield Maintenance Premium.

            2.4.2 Mandatory Prepayments. If Lender is not obligated to make Net Proceeds available to Borrowers for Restoration, on the next occurring Monthly Payment Date following the date on which (a) Lender actually receives any Net Proceeds, and (b) Lender has determined that such Net Proceeds shall be applied against the Outstanding Principal Balance, Borrowers shall prepay, or authorize Lender to apply Net Proceeds as a prepayment of, the Outstanding Principal Balance in an amount equal to one hundred percent (100%) of such Net Proceeds. So long as no Event of Default has occurred and is continuing, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section
2.4.2. Any partial prepayment under this Section 2.4.2 shall be applied to the last payments of principal due under the Loan.

            2.4.3 Prepayments After Default. If after the occurrence and during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrowers or otherwise recovered by Lender prior to the Prepayment Lockout Expiration Date, such tender or recovery shall be deemed (a) to have been made on the next occurring Monthly Payment Date together with the Monthly Debt Service Payment Amount, and (b) to be a voluntary prepayment by Borrowers in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrowers shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Premium in respect of the Outstanding Principal Balance, or portion thereof, being prepaid or satisfied.

      2.5   Defeasance.

            2.5.1 Conditions to Defeasance. Provided no Event of Default has occurred and is continuing, at any time after the date which is (i) two
(2) years after the "startup day," within the meaning of Section 860G(a)(9) of the Code, of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds the Note or (ii) three (3) years after the date hereof, whichever shall first occur, and before the Prepayment Lockout Expiration Date, Borrowers may cause the release of all of the Properties or any individual Non-Core Property, as the case may be, from the Lien of the Mortgage and the other Loan Documents (a "Defeasance Event") upon the satisfaction of the following conditions:

            (a) not less than thirty (30) days (or such shorter period as may be permitted by Lender) prior written notice shall be given to Lender specifying a date (the "Release Date") on which the Defeasance Collateral is to be delivered, such Release Date to occur only on a Monthly Payment Date;

            (b) all accrued and unpaid interest and all other sums due under the Note and under the other Loan Documents up to the Release Date, including, without limitation, all actual, out-of-pocket costs and expenses incurred by Lender or its agents in connection with such release (including, without limitation, the reasonable fees and actual expenses incurred by attorneys and accountants in connection with the review of the proposed Defeasance Collateral and the preparation of the Defeasance Security Agreement and related documentation), shall be paid in full on or prior to the Release Date;

            (c) in the event only a portion of the Loan is the subject of a defeasance, (i) Lender, at Borrowers' expense, shall prepare all necessary documents to modify the Mortgage (and any other applicable Loan Documents) and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original

Note (the "Defeased Note") and the other note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Defeased Note and the Undefeased Note shall have identical terms as the Note except for the principal balance. The principal balance of the Defeased Note shall equal or exceed the Adjusted Release Amount for the Property being released. A Defeased Note cannot be the subject of any further defeasance;

            (d) Borrowers shall deliver to Lender on or prior to the Release Date:

                       (i) an amount equal to that which is sufficient to purchase U.S. Obligations that provide for payments (1) on or prior to, but as close as possible to and including, all successive scheduled Monthly Payment Dates after the Release Date through the Stated Maturity Date, and (2) in amounts equal to or greater than the Monthly Debt Service Payment Amount with respect to the Loan, or in the case of a partial defeasance, the Defeased Note, as applicable, through and including the Stated Maturity Date, together with payment in full of the Outstanding Principal Balance of the Loan or the Outstanding Principal Balance of the Defeased Note, as applicable, in each case, as of the Stated Maturity Date (the "Defeasance Collateral"), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing granting of such security interests;

                       (ii) a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the "Defeasance Security Agreement"), which shall provide, among other things, that any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrowers hereunder shall be refunded to Borrowers promptly after each Monthly Payment Date;

                       (iii) a certificate of Borrowers certifying that all of the requirements set forth in this Section 2.5 have been satisfied;

                       (iv) an opinion of counsel for Borrowers in form and substance satisfactory to Lender in its reasonable discretion and which is otherwise standard in securitized commercial lending transactions, stating among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrowers in accordance with its terms; and (2) that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such defeasance;

                       (v) Borrowers shall deliver evidence in writing from the applicable Rating Agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the Securitization which are then outstanding;

                       (vi) a certificate from a firm of independent public accountants reasonably acceptable to Lender certifying that the Defeasance Collateral is sufficient to satisfy the provisions of Section 2.5.1(c)(i) above; and

                       (vii)  such other certificates, documents or
      instruments as Lender may reasonably require.

            (e) In connection with the conditions set forth in Section 2.5.1(d) above, each Borrower hereby appoints Lender as its agent and attorney in fact for the purpose of using the amounts delivered pursuant to Section 2.5.1(d)(i) above to purchase the Defeasance Collateral.

            (f) Any Borrower that is the owner of a Non-Core Property may obtain the release of such Non-Core Property from the lien of the Mortgage (and the other Loan Documents) only upon the satisfaction of the additional following covenants:

                       (i) Borrowers must certify to Lender that after giving effect to such partial defeasance, the Debt Service Coverage Ratio for the remaining Properties that will remain subject to the lien of the Mortgage shall be not less than the greater of (1) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the Closing Date for the Loan, and (2) 1.30x; and

                       (ii) Borrowers shall deliver to Lender, at Borrowers' sole cost and expense, an endorsement to Lender's loan policy of title insurance (or an irrevocable commitment to issue such endorsement), in form and substance satisfactory to Lender and insuring the priority of Lender's remaining liens created by the Mortgage and the other Loan Documents on the remaining Properties after giving effect to the partial defeasance.

            2.5.2      Release of Property.

            (a) Upon compliance with the requirements of this Section 2.5.2, all of the Properties or, if a partial defeasance, the applicable Property, shall be released from the Lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure the Note or the Defeased Note, as the case may be. Lender will, at Borrowers' expense, execute and deliver any agreements reasonably requested by Borrowers to release the Lien of the Mortgage from all of the Properties or the applicable Property, as the case may be. Borrowers, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the Obligations under the Note or the Defeased Note, as applicable, including, in the case of full defeasance, payment in full of the Outstanding Principal Balance as of the Stated Maturity Date. Notwithstanding anything to the contrary in this Section 2.5 or elsewhere in this Agreement, in the event that, in connection with one or more partial defeasances, Borrowers deliver Defeasance Collateral in an aggregate amount sufficient to repay in full the Outstanding Principal Balance and all accrued and unpaid interest thereon, all remaining Properties shall be released from the Lien of the Mortgage.

            (b) Upon the occurrence of any Defeasance Event, other than a Defeasance Event affecting all of the Properties, all references herein to the term "Properties" or the term "Property" shall be deemed to exclude the Property affected by any such Defeasance Event.

            2.5.3 Successor Borrower. Upon the release of the Properties or an individual Property, as the case may be, in accordance with Section 2.5.2, Borrowers may, or at the option of Lender shall, assign all of their Obligations under the Note or the Defeased Note, as applicable, together with the pledged Defeasance Collateral, to a successor entity designated by Borrowers and approved by Lender in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its sole discretion pursuant to which it shall assume Borrowers' Obligations under the Note and the Defeased Note, as applicable, and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrowers shall (i) deliver to Lender an opinion of counsel in form and substance reasonably satisfactory to Lender stating, among other things, that such assumption agreement is enforceable against Borrowers and such successor entity in accordance with its terms and that the Note or the Defeased Note, as the case may be, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (ii) pay all reasonable, out-of-pocket costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrowers shall be relieved of their Obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those Obligations which are specifically intended to survive the termination, satisfaction or assignment of this Agreement or the exercise of Lender's rights and remedies hereunder.

            2.5.4 Appointment as Attorney in Fact. Upon the release of any Property or Properties in accordance with Section 2.5.2, Borrowers shall have no further right to prepay the Note or the Defeased Note, as applicable, pursuant to the other provisions of this Section 2.5 or otherwise. In connection with the conditions set forth in this Section 2.5, each Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by Borrowers. Borrowers shall pay any and all reasonable, out-of-pocket expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, or otherwise required to accomplish the agreements of this paragraph.

      2.6   Contribution.

            (a) Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the obligations of each Borrower hereunder and under the other Loan Documents shall be joint and several. On any date a payment with respect to any of the Obligations or amounts now or hereafter owing by any guarantor in respect of the Loan Documents, is made, the right of contribution, if any, of each Borrower or any guarantor (each an "Obligor") against each Contributor (as hereinafter defined) shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Obligor to be revised and restated as of each such date. At any time that a payment (a "Relevant Payment") is made by an Obligor in respect of the Obligations and results in the aggregate payments made by such Obligor in respect of the Obligations to and including the date of such Relevant Payment exceeding such Obligor's Contribution Percentage (as defined below) of the aggregate payments made by all Obligors in respect of the Obligations to and including such date (such excess, the "Aggregate Excess Amount"), each such Obligor shall have a right of contribution against each Contributor who has made payments in respect of the Obligations to and including such date in an aggregate amount less than such Contributor's Contribution Percentage of the aggregate payments made to and including such date by all Obligors in respect of the Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Obligor and the denominator of which is the sum of the Aggregate Excess Amounts of all Obligors multiplied by (y) the Aggregate Deficit Amount of such Contributor. An Obligor's right of contribution, if any, pursuant to this paragraph shall arise at the time of each computation, subject to adjustment at the time of subsequent computations; provided that such Obligor may not take any action to enforce such right until the Obligations have been paid in full, it being expressly recognized and agreed by all Obligors that any Obligor's right of contribution arising pursuant hereto against any Contributor shall be expressly junior and subordinate to such Contributor's obligations and liabilities in respect of the Obligations. As used in this
Section 2.6, (i) "Contributor" shall mean each Obligor required to make any payment to any other Obligor pursuant to this Section 2.6, (ii) the "Contribution Percentage" of each Obligor shall mean the percentage obtained by dividing (x) the Benefit Amount (as hereinafter defined) of such Obligor by
(y) the aggregate Benefit Amount of all Obligors and (iii) the "Benefit Amount" of each Obligor shall mean the net value of the benefits to such Obligor from the credit extensions made under the Loan Documents.

            (b) Each of the Obligors recognizes and agrees that, except for any right of contribution arising pursuant to this Section 2.6, each Obligor which makes any payment in respect of the Obligations shall have no right of contribution, reimbursement or subrogation against any other Obligor in respect of such payment, any such right of contribution, reimbursement or subrogation arising under law or otherwise being expressly waived by all Obligors.

            (c) Each of the Obligors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection each Obligor has the right to waive its contribution right against any Contributor to the extent that after giving effect to such waiver such Obligor would remain solvent in the determination of this Agreement.


                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

      3.1   Borrowers' Representations.

      Each Borrower represents and warrants that, except to the extent (if any) disclosed on Schedule V with reference to a specific Section of this
Article 3, the following are and throughout the Term shall remain, true and correct in all material respects:

            3.1.1 Organization. Each of Borrowers and Sole Member are duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and are duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its Obligations hereunder, and each Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

            3.1.2 Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by each Borrower and constitute a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3.1.3 No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by each Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which any Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrowers' organizational documents or any agreement or instrument to which any Borrower is a party or by which it is bound, or any order or decree applicable to any Borrower, or result in the creation or imposition of any Lien on any of Borrowers' assets or property (other than pursuant to the Loan Documents), in each case, as would materially and adversely affect the ability of such Borrower to carry out the transactions and perform the Obligations contemplated by this Agreement.

            3.1.4 Litigation. There is no action, suit, proceeding or investigation pending or, to any Borrowers' knowledge, threatened against any Borrower, Guarantor, Sole Member, the Manager or any Property in any court or by or before any other Governmental Authority which, if adversely determined, would materially and adversely affect the condition (financial or otherwise) or business of any Borrower (including the ability of any Borrower to carry out the transactions contemplated by this Agreement), Guarantor, Sole Member, Manager or the condition or ownership of the Properties.

            3.1.5      Agreements.

            (a) None of Borrowers is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of any Borrower or its properties or might have consequences that would adversely affect its performance hereunder. None of Borrowers is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or any of the Properties is bound.

            (b) Each of the Existing Affiliate Contracts is terminable on thirty (30) days' notice and has been entered into upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties. None of the Existing Affiliate Contracts are Major Contracts.

            3.1.6 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrowers of, or compliance by any Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by any Borrower.

            3.1.7 Title. Such Borrower has good, marketable and insurable fee simple title to the Property with respect to which it has granted a Lien under the New York Mortgage, the New Jersey Mortgage or the Connecticut Mortgage, as applicable, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. To such Borrower's knowledge, the Mortgage and the Assignment of Leases, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create
(a) a valid, perfected first priority lien on each of the Properties, subject only to Permitted Encumbrances and the Liens created by the Loan Documents, and (b) perfected security interests in and to all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no mechanics', materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting any Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the Mortgage. None of the Permitted Encumbrances affecting the any Property, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement,
(b) materially and adversely affect the value of any Property, (c) impair the use or operations of any Property, or (d) impair Borrowers' ability to pay the Obligations in a timely manner.

            3.1.8 No Plan Assets. As of the date hereof and throughout the Term (i) none of Borrowers is and will not be an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (ii) none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) none of Borrowers is and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with any Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

            3.1.9 Compliance. To Borrower's knowledge, except as may be set forth in the reports by Planning and Zoning Resource Group obtained by Lender, each of Borrowers and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes. None of Borrowers is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of any Borrower. No Borrower has committed any act that may give any Governmental Authority the right to cause any Borrower to forfeit the Properties or any part thereof or any monies paid in performance of Borrowers' Obligations under any of the Loan Documents. Each of the Properties is used exclusively for office and other appurtenant and related uses. Borrowers' have no actual knowledge as of the date hereof that in the event all or any part of the Improvements are destroyed or damaged, said Improvements can not be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or threatened with respect to the zoning of any Property. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than the Property owned by such Borrower. The use being made of each of the Properties is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.

            3.1.10 Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of each Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of such Property as of the date of such reports, and (iii) have been prepared in accordance with the cash basis method of accounting throughout the periods covered, except as disclosed therein. Borrowers do not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to any Borrower and are reasonably likely to have a materially adverse effect on any of the Properties or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of any Borrower or the Properties from that set forth in said financial statements.

            3.1.11 Condemnation. No Condemnation or other proceeding has been commenced or, to any Borrower's actual knowledge, is contemplated with respect to all or any portion of the Properties or for the relocation of roadways providing access to the Properties.

            3.1.12 Public Access. Each of the Properties abuts a public street, has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service each such Property for its intended uses. Except as set forth in the Surveys, all public utilities serving each Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property absent a valid easement.

            3.1.13 Separate Lots. Each of the Properties is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Property.

            3.1.14 Assessments. To Borrower's actual knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the

Properties, nor are there any contemplated improvements to the Properties that may result in such special or other assessments other than as disclosed to Lender in writing.

            3.1.15 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable in any material respect, and none of Borrowers has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            3.1.16 Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to each Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, as appropriate, including the right to operate the Property owned by such Borrower. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

            3.1.17 Insurance. Borrowers have obtained and have delivered to Lender original or certified copies of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No material claims have been made under any of the Policies, and no Person, including any Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

            3.1.18 Licenses. All material permits and approvals, including without limitation, certificates of occupancy, required by any Governmental Authority for the use, occupancy and/or operation of the Properties in the manner in which each such Property is currently being used, occupied and operated have been obtained and are in full force and effect.

            3.1.19 Flood Zone. None of the Improvements on the Properties are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

            3.1.20 Physical Condition. To Borrower's actual knowledge, and except as set forth in the Physical Conditions Report, the Properties, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any of the Properties, whether latent or otherwise, and no Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in the Property owned by such Borrower, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

            3.1.21 Boundaries. All of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon any Property, and no easements or other encumbrances affecting any Property encroach upon any of the Improvements, so as to affect the value or marketability of any Property, except those which are set forth on the Survey, if any, and insured against by the Title Insurance Policy.

            3.1.22 Leases. The rent rolls attached hereto as Schedule I-1A, Schedule I-2A, Schedule I-3A, Schedule I-4A, Schedule I-5A, Schedule I-6A, Schedule I-7A, Schedule I-8A, and Schedule I-9A (collectively, the "Rent Roll Schedules", are each true, complete and correct in all material respects and none of the Properties is subject to any Leases other than the Leases described in the Rent Roll Schedules, as applicable. Except as disclosed to Lender on the Rent Roll Schedules, the Leases identified on such schedules are in full force and effect and to Borrower's actual knowledge, there are no defaults thereunder by any party thereto. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. Except as set forth on the Rent Roll Schedules, no Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by each Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant. Except as set forth on the Rent Roll Schedules, any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by any Borrower to any Tenant has already been received by such Tenant. Each Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants at each of the Properties that have not been applied (including accrued interest thereon), all of which are held by each Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements. Each Tenant is free from bankruptcy or reorganization proceedings. No Tenant under any Lease (or any sublease) is an Affiliate of any Borrower, except as may be otherwise disclosed on the Rent Roll Schedules, as appropriate. The Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, and are open for business and paying full, unabated rent. There are no brokerage fees or commissions due and payable in connection with the leasing of space at any Property, except as has been previously disclosed to Lender in writing, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder, except as has previously been disclosed to Lender in writing.

            3.1.23 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Properties to Borrowers has been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.

            3.1.24 Single Purpose. Each Borrower hereby represents and warrants to, and covenants with, Lender with regard to itself only and no other Borrower, that as of the date hereof and until such time as the Obligations shall be paid and performed in full:

            (a) None of Borrowers owns or will own any asset or property other than (i) its respective Property and (ii) incidental personal property necessary for the ownership or operation of such Property.

            (b) None of Borrowers has engaged or will engage in any business other than the ownership, management and operation of its respective Property and each of Borrowers will conduct and operate its business as presently conducted and operated.

            (c) Borrower has not entered and will not enter into any contract or agreement with any Affiliate of any Borrower, any constituent party of any Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

            (d) Such Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt, and (ii) unsecured trade payables and short term operational debt not evidenced by a note and in an aggregate amount, including such trade payables and debt of any other Borrower, not exceeding $5,000,000.00 in the aggregate at any one time; provided that any Indebtedness incurred pursuant to subclause (ii) shall be (A) outstanding not more than sixty (60) days, and (B) incurred in the ordinary course of business (the Indebtedness described in the foregoing clauses (i) and (ii) is referred to herein, collectively, as "Permitted Indebtedness"). No Indebtedness other than the Debt may be secured (subordinate or pari passu) by any of the Properties. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and remain uncured under this Agreement, Borrowers shall be allowed to borrow Permitted Mezzanine Debt subsequent to the Closing Date; provided that, prior to consummating any such proposed Permitted Mezzanine Debt, (i) Borrowers shall provide written notice to Lender of any proposed Permitted Mezzanine Debt financing, including a summary of the material terms and conditions thereof, (ii) if the Loan has not been securitized, Borrowers shall obtain Lender's prior written consent, which shall not be unreasonably withheld or delayed, and if the Loan has been securitized, Borrowers shall obtain a "No Downgrade" letter from the Rating Agencies, (iii) the holder of such Permitted Mezzanine Debt shall enter into an intercreditor agreement with Lender, reasonably satisfactory to Lender in form and substance, and (iv) Borrowers shall provide Lender with true and complete copies of all loan documents entered into in connection with any such Permitted Mezzanine Debt. Nothing contained in this Agreement of the other Loan Documents shall be deemed to prohibit any indirect owner of any Borrower from incurring indebtedness; provided that any such indebtedness is not secured by any direct interest in any of the Properties or any Borrower.

            (e) Such Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire securities of its Affiliates.

            (f) Such Borrower is and will remain solvent and, except as contemplated by this Agreement wherein Borrowers are jointly and severally liable, such Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

            (g) Such Borrower has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and such Borrower will not (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless (A) Lender has consented and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation, amend, modify or otherwise change its operating agreement or other organizational documents in any material respect, provided that any amendment or modification to provisions required to be included in Borrowers' organizational documents pursuant to this Agreement shall be deemed material.

            (h) Such Borrower will maintain separate books, records, financial statements and bank accounts from those of its Affiliates and any other Person. Such Borrower's assets will not be listed as assets on the financial statement of any other Person, provided, however, that such Borrower's assets may be included in a consolidated financial statement of its Affiliates provided that appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Borrower. Such Borrower will file its own tax returns (to the extent such Borrower is required to file any tax returns) and will not file a consolidated federal income tax return with any other Person unless permitted or required by applicable law or requirement. Such Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.

            (i) Such Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Borrower or any constituent party of such Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name.

            (j) Such Borrower has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

            (k) Neither such Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, consolidation, asset sale or merger, in whole or in part, of such Borrower.

            (l) Except as contemplated by this Agreement, wherein Borrowers are jointly and severally liable, and further, pursuant to the Clearing Account Agreement, such Borrower has not and will not commingle the funds and other assets of such Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

            (m) Such Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

            (n) Except as contemplated by this Agreement, such Borrower has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

            (o) The organizational documents of such Borrower shall provide that the business and affairs of such Borrower shall be managed by or under the direction of a board of one or more directors or managers designated by Sole Member, and at all times there shall be at least two (2) duly appointed individuals on the board of directors or managers against Borrower (each, an "Independent Director") of such Borrower who shall not have been at the time of such individual's appointment or at any time (except pursuant to an express provision in such Borrower's operating agreement providing for the appointment of such Independent Director to become a "special member" upon Sole Member ceasing to be a member of such Borrower) while serving as an Independent Director, and may not have been at any time during the preceding five (5) years (i) a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of such Borrower, any Affiliate of such Borrower or any direct or indirect parent of such Borrower, except to the extent such Independent Director serves in such capacity in respect of any other Borrower, (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such Borrower or any Affiliate of such Borrower, (iii) a Person or other entity Controlling or under common Control with any such stockholder, partner, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

            (p) The organizational documents of such Borrower shall provide that the board of directors or managers of such Borrower shall not take any action which, under the terms of any certificate of formation, limited liability company operating agreement or any voting trust agreement, requires an unanimous vote of the board of directors or managers, including the Independent Directors of such Borrower unless at the time of such action there shall be at least two (2) members of the board of directors who are Independent Directors (and such Independent Directors shall have participated in such vote). Such Borrower will not without the unanimous written consent of its board of directors including the Independent Directors (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official, (iii) take any action that might cause such entity to become insolvent, or (iv) make an assignment for the benefit of creditors.

            (q) The organizational documents of such Borrower shall provide that, as long as any portion of the Obligations remains outstanding, upon the occurrence of any event that causes Sole Member to cease to be a member of such Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in such Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of such Borrower, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents), one of the persons acting as Independent Director of such Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of such Borrower, automatically be admitted as the sole member of such Borrower (the "Special Member") and shall preserve and continue the existence of such Borrower without dissolution. The organizational documents of such Borrower shall further provide that for so long as any portion of the Obligations is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to such Borrower as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director.

            (r) The organizational documents of such Borrower shall provide that, as long as any portion of the Obligations remains outstanding, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to such Borrower, except as contemplated in connection with a Joint Venture Closing.

            (s) The organizational documents of such Borrower shall provide that, as long as any portion of the Obligations remains outstanding:
(i) such Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of such Borrower in such Borrower unless the business of such Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the "Act"), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of such Borrower to cease to be a member of such Borrower or that causes Sole Member to cease to be a member of such Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in such Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of such Borrower, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such Borrower, agree in writing (I) to continue the existence of such Borrower, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in such Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of such Borrower and upon the occurrence of such an event, the business of such Borrower shall continue without dissolution; (iv) in the event of the dissolution of such Borrower, such Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such Borrower in an orderly manner), and the assets of such Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by law, each of Sole Member and the Special Member shall irrevocably waive any right or power that they might have to cause such Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of such Borrower, to compel any sale of all or any portion of the assets of such Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such Borrower.

            (t) Such Borrower shall conduct its business so that the assumptions made with respect to such Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, such Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding such Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all of the representations, warranties and covenants in this Section 3.1.24, and (iii) all of the organizational documents of such Borrower.

            (u) Such Borrower will not permit any Affiliate or constituent party, other than any other Borrower and other than Sole Member, in its capacity as the manager of such Borrower, independent access to its bank accounts.

            (v) Such Borrower shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

            (w) Such Borrower shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

            (x) Such Borrower has maintained and will maintain an arm's-length relationship with its Affiliates.

            (y) Except in connection with the Loan or the Permitted Mezzanine Debt, such Borrower has not pledged and will not pledge its assets for the benefit of any other Person.

            3.1.25 Tax Filings. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state commonwealth, district and local taxes, charges and assessments payable by such Borrower. Each Borrower believes that its tax returns (if any) properly reflect the income and taxes of such Borrower for the periods covered thereby, subject only to adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

            3.1.26 Solvency. None of Borrowers (i) has entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) failed to receive reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrowers' aggregate assets exceeds and will, immediately following the making of the Loan, exceed Borrowers' aggregate total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrowers' aggregate assets is, and immediately following the making of the Loan, will be, greater than Borrowers' probable aggregate liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrowers' aggregate assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. None of Borrowers intends to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by such Borrower and the amounts to be payable on or in respect of the obligations of such Borrower).

            3.1.27 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

            3.1.28     Organizational Chart and Status.

            (a) The organizational chart attached as Schedule II, relating to Borrowers and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof. No Person other than those Persons shown on Schedule II have any ownership interest in, or right of control, directly or indirectly, in any Borrower.

            (b) Each Borrower is a Delaware limited liability company and each Borrower's exact legal name, Tax I.D. number and Delaware Organizational ID number are each set forth on Schedule III.

            3.1.29 Bank Holding Company. None of Borrowers is a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

            3.1.30 No Casualty. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

            3.1.31 Purchase Options. None of the Properties nor any part thereof are subject to any purchase options or other similar rights in favor of third parties.

            3.1.32 FIRPTA. None of Borrowers is a "foreign person" within the meaning of Sections 1445 or 7701 of the Code.

            3.1.33 PUHCA. None of Borrowers is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company", all as defined in the Public Utility Holding Company Act of 1935, as amended.

            3.1.34 Investment Company Act. None of Borrowers is (i) required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            3.1.35 Use of Property. The Property consists solely of office uses and related operations and is used for no other purpose.

            3.1.36 Fiscal Year. The fiscal year of each Borrower commences on January 1.

            3.1.37 No Other Financing. None of Borrowers has borrowed any funds that have not heretofore been repaid in full, except for the Loan.

            3.1.38     Contracts.

            (a) None of Borrowers has entered into, and is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.

            (b) Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by any Borrower thereunder and, to the best knowledge of each Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrowers, Manager or any other Person acting on any Borrower's behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.

            (c) Each Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to which it is a party to Lender.

            (d) Except for the Manager under the Management Agreements, no Major Contract has as a party an Affiliate of any Borrower. All fees and other compensation for services previously performed under the Management Agreements have been paid in full.

            3.1.39 Full and Accurate Disclosure. No statement of fact made by any Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to any Borrower which has not been disclosed to Lender which adversely affects, nor as far as any Borrower can foresee, would adversely affect, the Property or the business, operations or financial condition of any Borrower, other than with regard to market risk inherent in projecting future operations.

            3.1.40 Other Obligations and Liabilities. None of Borrowers has any liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, could have a material adverse effect on the financial condition of any Borrower.

      3.2   Survival of Representations.

      The representations and warranties set forth in Section 3.1 shall survive until the Obligations have been paid and performed in full.


                                   ARTICLE 4
                             BORROWERS' COVENANTS
                             --------------------

      4.1   Borrowers' Affirmative Covenants.

      Each Borrower hereby covenants and agrees with Lender that throughout the Term:

            4.1.1 Payment and Performance of Obligations. Borrowers shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.

            4.1.2 Existence; Compliance with Legal Requirements. Each Borrower and Sole Member shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Properties. Notwithstanding the foregoing, after prior notice to Lender, each Borrower, at its own expense, may suspend such compliance and contest by appropriate legal proceeding, conducted in good faith and with due diligence, the validity or applicability of any Legal Requirements to such Borrower and the Property owned by such Borrower, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) the applicable Borrower shall establish to Lender's reasonable satisfaction that neither the applicable Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled, lost or subjected to any Lien during the pursuit of such contest; and (iv) such Borrower shall promptly upon final determination thereof comply with such resulting Legal Requirements, and shall pay all costs, interest and penalties which may be payable in connection therewith.

            4.1.3 Taxes and Other Charges. Borrowers shall pay all Taxes and Other Charges now or hereafter levied, assessed or imposed as the same become due and payable, and shall furnish to Lender receipts for the payment of the Taxes prior to the date the same shall become delinquent (provided, however, that Borrowers need not pay directly Taxes nor furnish such receipts for payment of Taxes to the extent that funds to pay for such Taxes have been deposited into the Tax Account pursuant to Section 6.2). Borrowers shall not permit or suffer, and shall promptly discharge, any Lien (other than Permitted Encumbrances) or charge against any of the Properties, and shall promptly pay for all utility services provided to the Properties. After prior notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) none of the Properties nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrowers shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith;
(v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property or Properties that are the subject of such contest; and (vi) Borrowers shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.

            4.1.4 Litigation. Each Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or threatened against any Borrower, Sole Member, or any Guarantor which would materially adversely affect any of the Properties or such

Borrowers', Sole Member's or such Guarantor's condition (financial or otherwise) or business (including such Borrowers' ability to perform its Obligations hereunder or under the other Loan Documents).

            4.1.5 Access to Properties. Borrowers shall permit agents, representatives, consultants and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance written notice, subject to the rights of Tenants under Leases.

            4.1.6 Further Assurances; Supplemental Mortgage Affidavits. Borrowers shall, at Borrowers' sole cost and expense:

            (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require; and

            (b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

            4.1.7      Financial Reporting.

            (a) Borrowers shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with the cash basis method of accounting, reflecting the financial affairs of each Borrower. Lender shall have the right from time to time during normal business hours upon reasonable written notice to Borrowers to examine such books and records at the respective office of each Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrowers shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

            (b) Each Borrower shall furnish Lender annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of such Borrower's annual financial statements audited by an independent certified public accountant reasonably acceptable to Lender prepared in accordance with the cash basis method of accounting covering the Property owned by such Borrower, including statements of income and expense and cash flow for such Borrower and such Property owned by such Borrower and a balance sheet for such Borrower. Such statements shall set forth Net Cash Flow, Gross Revenue and Operating Expenses for the Property owned by such Borrower. Each Borrower's annual financial statements shall be accompanied by (A) a current rent roll the Property owned by such Borrower, and (B) an Officer's Certificate from an Officer of such Borrower certifying that such annual financial statement is true, correct, accurate and complete and fairly presents the financial condition and the results of operations of such Borrower and the Property owned by such Borrower, and (ii) whether to the best of such Borrower's actual knowledge there exists an event or circumstance which constitutes a Default or Event of Default by such Borrower under the Loan Documents and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

            (c) Each Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each calendar quarter throughout the Term (excepting any fourth quarter), the following items, accompanied by an Officer's Certificate of an Officer of such Borrower certifying that such items, taken as a whole, present fairly in all material respects the information set forth therein in a manner consistent with the cash basis method of accounting, as applicable:

                       (i) quarterly and year-to-date statements of income and expense and cash flow prepared on a cash basis for such quarter with respect to the Property owned by such Borrower, with a balance sheet for such quarter for such Borrower; and

                       (ii) a current rent roll as of the end of the quarter for the Property owned by such Borrower.

            (d) at any time that the Loan is not subject to a Securitization, upon request of Lender, each Borrower will furnish Lender on or before the thirtieth (30th) day after the end of each calendar month the following items, accompanied by an Officer's Certificate of the Chief Financial Officer of such Borrower certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of such Borrower and the Property owned by such Borrower in a manner consistent with the cash method of accounting, as applicable:

                       (i) monthly and year-to-date statements of income and expense and cash flow prepared on a cash basis for such month with respect to the Property owned by such Borrower, with a balance sheet as of such month; and

                       (ii) a current rent roll for the Property owned by such Borrower.

            (e) Borrowers shall furnish to Lender, within five (5) Business Days after written request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Properties and/or the financial affairs of each Borrower as may be reasonably requested by Lender, including a comparison of the budgeted income and expenses and the actual income and expenses for a quarter and year to date for the Properties, together with a detailed explanation of any variances of more than ten percent (10%) or $5,000.00 between budgeted and actual amounts for such period and year to date.

            4.1.8 Title to the Properties. Borrowers will warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on each of the Properties against the claims of all Persons whomsoever, subject only to the Permitted Encumbrances.

            4.1.9      Estoppel Statement.

            (a) After written request by Lender, Borrowers shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance of the Note, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment and performance of the Obligations, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.

            (b) After request by Borrower, Lender shall within ten (10) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the Outstanding Principal Balance, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid and (iv) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender; provided Lender shall not be required to deliver such certificates more than two (2) times during the Term and not more frequently than once per calendar year.

            (c) Borrowers shall deliver to Lender, upon written request, an estoppel certificate from each Tenant under any Lease (provided that Borrowers shall only be required to use commercially reasonable efforts to obtain an estoppel certificate from any Tenant not required to provide an estoppel certificate under its Lease); provided, that such certificate may be in the form required under such Lease; and provided, further, that Borrowers shall not be required to deliver such certificates more frequently than once in any calendar year.

            4.1.10     Leases.

            (a) All Leases and all renewals of Leases executed after the date hereof shall (i) provide for economic terms, including rental rates, substantially comparable to existing local market rates for similar properties, (ii) be on commercially reasonable terms, (iii) if the Lease is for less than a three (3) year term, provide for a tenant improvement allowance that is reasonably proportional to the length of such Lease, (iv) provide that such Lease is subordinate to the Mortgage and the Assignment of Leases and that the Tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale, (v) be to Tenants that are creditworthy, (vi) not be to an Affiliate of any Borrower or any Guarantor, and (vii) not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of any Property), any requirement for a non-disturbance or recognition agreement (except for a non-disturbance and attornment agreement on Lender's standard form or such other form as is reasonably approved by Lender), or any other terms which would materially adversely affect Lender's rights under the Loan Documents. All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender's prior approval, which approval shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed. Lender shall execute and deliver its standard form of subordination, non-disturbance and attornment agreement to Tenants under any future Major Lease approved by Lender or for any Lease promptly upon request, with such commercially reasonable changes as may be requested by such Tenants and which are reasonably acceptable to Lender.

            (b) Borrowers (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner;
(ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner; provided, however, that no Borrower shall terminate or accept a surrender of a Major Lease without Lender's prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall not alter, modify or change any Major Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the Tenant or increase the obligations of the lessor. Upon request, Borrowers shall furnish Lender with executed copies of all Leases.

            (c) All security deposits of Tenants, whether held in cash or any other form, shall not be commingled with any other funds of Borrowers and, if cash, shall be deposited by Borrowers at a separately designated account under Borrowers' control at the Clearing Bank. After the occurrence and during the continuance of an Event of Default, Borrower shall, upon Lender's request, if permitted by applicable Legal Requirements, cause all such security deposits (and any interest theretofore earned thereon) to be transferred into the Deposit Account (which shall then be held by Deposit Bank in a separate Account), which shall be held by Deposit Bank subject to the terms of the Leases. Any bond or other instrument which Borrowers are permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall (i) be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as herein above described, and (ii) in all respects comply with any applicable Legal Requirements and otherwise be satisfactory to Lender. Borrowers shall, upon request, provide Lender with evidence satisfactory to Lender of Borrowers' compliance with the foregoing.

            (d) Notwithstanding anything to the contrary contained in this Section 4.1.10:

                       (i) (i) whenever Lender's approval or consent is required pursuant to the provisions of this Section 4.1.10, such Borrower requesting approval or consent shall have the right to submit a term sheet of such transaction to Lender for Lender's approval, such approval not to be unreasonably withheld or delayed. Any such term sheet submitted to Lender shall set forth all material terms of the proposed transaction, including identity of tenant, square footage, term, rent, rent credits, abatements, work allowances and tenant improvements to be constructed by such Borrower. Lender shall use good faith efforts to respond within ten (10) Business Days after Lender's receipt of such Borrower's written request for approval or consent of such term sheet. If Lender fails to respond to such request within ten (10) Business Days, and such Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters "REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN TEN (10) BUSINESS DAYS", Lender shall be deemed to have approved or consented to such term sheet if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period;

                       (ii) whenever Lender's approval or consent is required pursuant to the provisions of this Section 4.1.10 for any matter with respect to which Lender has not previously approved a term sheet pursuant to Section 4.1.10(d)(i) above, Lender shall use good faith efforts to respond within ten (10) Business Days after Lender's receipt of any such Borrower's written request for such approval or consent. If Lender fails to respond to such request within ten (10) Business Days, and such Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters "REQUEST DEEMED APPROVED IF NO

      RESPONSE WITHIN TEN (10) BUSINESS DAYS", Lender shall be deemed to have approved or consented to such matter if Lender fails to respond to such second written request before the expiration of such ten (10) Business Day period;

                       (iii) whenever Lender's approval or consent is required pursuant to the provisions of this Section 4.1.10 for any matter that Lender has previously approved a term sheet pursuant to
      Section 4.1.10(d)(i) above, Lender shall use good faith efforts to respond within five (5) Business Days after Lender's receipt of any such Borrower's written request for such approval or consent. If Lender fails to respond to such request within five (5) Business Days, and such Borrower sends a second request containing a legend clearly marked in not less than fourteen (14) point bold face type, underlined, in all capital letters "REQUEST DEEMED APPROVED IF NO RESPONSE WITHIN FIVE (5) BUSINESS DAYS", Lender shall be deemed to have approved or consented to such matter if Lender fails to respond to such second written request before the expiration of such five (5) Business Day period, provided that there have been no material deviations from the term sheet and that the aggregate economics of the transaction are no less favorable to Borrower than as set forth in the term sheet; and

                       (iv) in the event that Lender shall have approved (or be deemed to have approved) a term sheet submitted by any such Borrower with respect to a certain Lease, Lender shall not withhold its approval or consent with respect to such Lease on the basis of any provisions of such Lease dealing with the items contained in the approved term sheet.

            (e) Borrowers shall have the right, without the consent or approval of Lender in any instance, to terminate, modify, amend, restate or accept a surrender of any Lease that is not a Major Lease.

            4.1.11 Alterations. Lender's prior approval shall be required in connection with any alterations to any Improvements (i) that may have a material adverse effect on Borrowers' financial condition, the value of any Property or the ongoing revenues and expenses of any Property, or (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold (either of the foregoing, a "Material Alteration"). Notwithstanding the foregoing, Lender's prior approval shall not be required in connection with tenant improvement work performed pursuant to Leases.

            4.1.12 Approval of Major Contracts. Borrowers shall be required to obtain Lender's prior written approval of any and all Major Contracts affecting the Properties, which approval may be granted or withheld in Lender's sole discretion.

            4.1.13 After Acquired Property. Borrowers will grant to Lender a first Lien security interest in and to all equipment and other personal property owned by Borrowers, whether or not used in the construction, maintenance and/or operation of the Improvements, immediately upon acquisition of same or any part of same.

            4.1.14     Patriot Act Compliance.

            (a) Each Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over such Borrower and/or such Property, including those relating to money laundering and terrorism. Lender, at Lender's cost, shall have the right to audit each Borrower's compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over such Borrower and/or such Property, including those relating to money laundering and terrorism. In the event that Borrowers fail to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrowers to comply therewith and any and all actual, out-of-pocket costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.

            (b) None of Borrowers nor to Borrowers' actual knowledge, any owner of a direct or indirect interest in any Borrower (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term "Government Lists" means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control ("OFAC"), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrowers in writing is now included in "Government Lists", or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Government Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrowers in writing is now included in "Government Lists".

      4.2   Borrowers' Negative Covenants.

      Each Borrower covenants and agrees with Lender that throughout the Term:

            4.2.1 Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Lender, but, in each instance, subject to the provisions of Article 8, and except for any Permitted Transfer, none of Borrowers nor Sole Member nor any other Person having a direct or indirect ownership or beneficial interest in any Borrower or Sole Member shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any Property or any part thereof, or any interest, direct or indirect, in any Borrowers, Sole Member, whether voluntarily or involuntarily (a "Transfer"). A Transfer within the meaning of this Section 4.2.1 shall be deemed to include
(i) an installment sales agreement wherein any Borrower agrees to sell any Property or any part thereof for a price to be paid in installments; (ii) an agreement by any Borrower for the leasing of all or a substantial part of any Property for any purpose other than the actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrowers' right, title and interest in and to any Leases or any Rents; (iii) if any Borrower, Guarantor or any general partner, managing member or controlling shareholder of any Borrower or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if any Borrower, Sole Member, any Guarantor or any general partner, managing member or controlling shareholder of any Borrower, Sole Member or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in any Borrower or Sole Member.

            4.2.2 Liens. No Borrower shall create, incur, assume or permit to exist any Lien on any direct or indirect interest in any Borrower or Sole Member or any portion of any of the Properties, except for (i) the Permitted Encumbrances, (ii) the Permitted Mezzanine Financing and (iii) any Liens which such Borrower has the right to contest and which such Borrower is contesting in accordance with this Agreement.

            4.2.3 Dissolution. No Borrower shall (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Properties, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of any Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer Sole Member to (A) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which such Sole Member would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the operating agreement of Sole Member, in each case without obtaining the prior consent of Lender.

            4.2.4 Change in Business. No Borrower shall enter into any line of business other than the ownership and operation of its respective Property. No Borrower shall change the current use of the Properties in any material respect.

            4.2.5 Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to any Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower's business.

            4.2.6 Affiliate Transactions. No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the partners, members or shareholders, as applicable, of any Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to any Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party. Notwithstanding any contrary or inconsistent provision contained in this Agreement or any of the other Loan Documents, Lender hereby consents to the Existing Affiliate Contracts and acknowledges that the existence and continuing effectiveness of the foregoing agreements (and either of them) does not and shall not constitute a default, Default or Event of Default under the provisions of this Agreement or any other Loan Document.

            4.2.7 Zoning. No Borrower shall initiate or consent to any zoning reclassification of any portion of any of the Properties or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

            4.2.8 Assets. No Borrower shall purchase or own any property other than the Property it currently owns and any property necessary or incidental for the operation of such Property.

            4.2.9 No Joint Assessment. No Borrower shall suffer, permit or initiate the joint assessment of any of the Properties (i) with each other,
(ii) with any other real property constituting a tax lot separate from any of the Properties, and (iii) with any portion of any Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to any Property.

            4.2.10 Principal Place of Business. No Borrower shall change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

            4.2.11 Change of Name, Identity or Structure. No Borrower shall change such Borrower's name, identity (including its trade name or names) or, if not an individual, such Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least fifteen (15) days prior to the effective date of such change and, in the case of a change in such Borrower's structure, without first obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld. Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate such Property, and representing and warranting that such Borrower does business under no other trade name with respect to such Property.

            4.2.12 Special Purpose. Without in any way limiting the provisions of this Article 4, no Borrower shall take or permit any action that would result in any Borrower or Sole

Member not being in compliance with the representations, warranties and covenants set forth in Section 3.1.24.

            4.2.13     ERISA.

            (a) No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            (b) Each Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) such Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) such Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                       (i) Equity interests in such Borrower are publicly offered securities, within the meaning of 29 C.F.R ss.2510.3-101(b)(2);

                       (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in such Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R ss.2510.3-101(f)(2); or

                       (iii) Such Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R ss.2510.3-101(c) or (e).

            4.2.14 Compliance with Restrictive Covenants, Etc. No Borrower will modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed.

            4.2.15 Embargoed Person. At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in any Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an "Embargoed Person"), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in any Borrower or Guarantor, as applicable, with the result that the investment in any Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of any Borrower or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in any

Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.


                                   ARTICLE 5
                     INSURANCE, CASUALTY AND CONDEMNATION
                     ------------------------------------

      5.1   Insurance.

            5.1.1      Insurance Policies.

            (a) Borrowers, at their sole cost and expense, shall obtain and maintain during the entire Term, or cause to be maintained, insurance policies for each Borrower and each Property providing at least the following coverages:

                       (i) Casualty insurance against loss or damage by fire, lightning and such other perils as are included in a standard "special form" policy (formerly known as an "all-risk" endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy, including riot and civil commotion, vandalism, malicious mischief, burglary and theft
      (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost" of such Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at such Property waiving all co-insurance provisions; (C) providing for no deductible in excess of the lesser of Fifty Thousand and No/100 Dollars ($50,000.00) and five percent (5%) of the Net Cash Flow for all such insurance coverage; and
      (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of such Property shall at any time constitute legal non-conforming structures or uses, and compensating for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in such amounts as required by Lender. In addition, each Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of
      (1) the Outstanding Principal Balance or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event such Property is located in an area that is an earthquake zone 3 or zone 4, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i); and provided, further, that the insurance pursuant to clause (z) shall be provided by an insurance carrier acceptable to Lender and pursuant to a policy in form and substance acceptable to Lender and in an amount equal to the greatest of (A) full replacement cost (without deduction for depreciation), or (B) such amount as would not cause the insurer to deem any Borrower to be a co-insurer under said policy;

                       (ii) Commercial general liability insurance, including comprehensive coverages against claims for personal injury, bodily injury, death or property damage occurring upon, in or about such Property, such insurance (A) to be on the so-called "occurrence" form and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000.00); (B) to continue at not less than the aforesaid limit until required to be changed by Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) contractual liability for all insured contracts; and
      (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

                       (iii) rental loss and/or business income interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above and Section 5.1.1(h) below; (C) covering a period of restoration of eighteen (18) months and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that such Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected Gross Revenue from such Property for a period of thirty (30) months from the date that such Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on such Borrower's reasonable estimate of the Gross Revenue from such Property for the succeeding thirty (30) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their Obligations to pay the Debt on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                       (iv)   at all times during which structural
      construction, repairs or alterations are being made with respect to the Improvements, and only if such Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above-mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy such Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                       (v) workers' compensation, subject to the statutory limits of the state or commonwealth in which such Property is located, and employer's liability insurance with limits which are required from time to time by Lender in respect of any work or operations on or about such Property, or in connection with such Property or its operation (if applicable);

                       (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                       (vii) umbrella liability insurance in addition to primary coverage in an amount not less than Fifty Million and 00/100 Dollars ($50,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection
      (ii) above and (viii) below;

                       (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, with limits which are required from time to time by Lender;

                       (ix) windstorm insurance in an amount equal to one hundred percent (100%) of the "Full Replacement Cost" of such Property;

                       (x) insurance against employee dishonesty in an amount not less than one (1) month of Gross Revenue from such Property and with a deductible not greater than Ten Thousand and No/100 Dollars ($10,000.00); and

                       (xi) upon sixty (60) days' notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to such Property located in or around the region in which such Property is located.

            (b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy") and shall be subject to the reasonable approval of Lender as to form and substance, including deductibles, loss payees and insureds. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the "Insurance Premiums"), shall be delivered by Borrowers to Lender.

            (c) Any blanket insurance Policy shall specifically allocate to each Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only a single Property in compliance with the provisions of
Section 5.1.1(a).

            (d) All Policies of insurance provided for or contemplated by Section 5.1.1(a), except for the Policy referenced in Section 5.1.1(a)(v), shall name the appropriate Borrower or Borrowers as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Additionally, if any Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i), then such insurance policies shall also contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

            (e) All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(v) and
(a)(viii) shall contain clauses or endorsements to the effect that:

                       (i) no act or negligence of any Borrower, or anyone acting for any Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                       (ii) the Policy shall not be canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured and, if obtainable by any Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice or, in the case of cancellation for non-payment of any premium, ten (10) days; and

                       (iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

            (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to any Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrowers to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

            (g) In the event of foreclosure of the Mortgage or other transfer of title to any of the Properties in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrowers in and to the Policies that are not blanket Policies then in force concerning any of the Properties and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

            (h) Notwithstanding anything in this Agreement to the contrary, Borrowers shall be required to obtain and maintain either (i) the Policies described in Section 5.1.1(a)(i), (ii), (iii), (vi) and (vii) (the "Non-Exclusion Policies") which do not contain exclusions for loss, cost, damage or liability caused by "terrorism" or "terrorist acts" (a "Terrorism Exclusion"), either foreign or domestic, no matter how defined in the Non-Exclusion Policies, or (ii) in the event Borrower cannot obtain Non-Exclusion Policies which do not contain a Terrorism Exclusion, one or more blanket terrorism Policies (the "Blanket Terrorism Policies") covering the full amount of the loss, cost, damage or liability excluded by the applicable Terrorism Exclusion to the extent such coverage is available to Borrowers (or their Affiliates), which Blanket Terrorism Policies (i) have a per occurrence limit of not less than $60,000,000.00 in respect of such terrorism coverage and an aggregate limit acceptable to Lender considering the Properties insured under the Blanket Terrorism Policies, (ii) provide the same protection as would Single Site Terrorism Policies (as defined herein) in respect of each of the Properties,
(iii) are otherwise in form and substance reasonably satisfactory to Lender, and (iv) may cover the Properties together with other properties owned by Affiliates of Borrowers or the Properties alone. If Borrowers are unable to obtain or maintain such Blanket Terrorism Policies on the conditions set forth above, then each Borrower shall obtain and maintain a separate Policy covering the full amount of the loss, cost, damage or liability excluded by the applicable Terrorism Exclusion to the extent such coverage is available to such Borrower (or its Affiliate), but only in respect of the Property owned by such Borrower (collectively, the "Single Site Terrorism Policies"; and either the Blanket Terrorism Policies or the Single Site Terrorism Policies, as applicable, each a "Terrorism Policy", and collectively, the "Terrorism Policies" ) which Single Site Terrorism Policies (i) provide for annual insurance premiums which, in the aggregate, do not exceed the Terrorism Insurance Cap, and (ii) are otherwise in form and substance reasonably satisfactory to Lender. All Terrorism Policies shall be from a carrier which otherwise satisfies the rating criteria specified in Section 5.1.2 (a "Qualified Carrier") or, in the event that any such Terrorism Policy is not available to any Borrower or its Affiliate from a Qualified Carrier, such Borrower shall obtain such Terrorism Policy from the highest rated insurance company, if any, offering such Terrorism Policy to such Borrower, subject to the Terrorism Insurance Cap. Borrowers shall not be required to incur costs
(i) for the Single Site Terrorism Policies that are in excess of 150% of cost of all Non-Exclusion Policies for each Property in the aggregate, or (ii) for the Blanket Terrorism Policies that are in excess of 150% of cost of all Non-Exclusion Policies for each of the Properties, in the aggregate], in either case in respect of the annual policy period (inclusive of all premium costs, fees and other amounts charged by the Insurer in connection with such Terrorism Policy throughout the Policy year) (in either event, the "Terrorism Insurance Cap"). In the event that the annual premiums for the Terrorism Policies exceed, in the aggregate, the Terrorism Insurance Cap, Borrowers shall be required to obtain and maintain Terrorism Policies to the extent the same are available to Borrowers, which provide coverage for as much of the loss, cost, damage or liability excluded by the applicable Terrorism Exclusion as is available at a cost equal to the Terrorism Insurance Cap.

            (i) Borrowers shall deliver a copy of the issued Environmental Policy to Lender in the form of the specimen policy previously delivered to Lender as soon as reasonably practicable (and Borrowers shall diligently pursue obtaining such Environmental Policy) and shall at all times during the term hereof maintain the Environmental Policy in full force and effect in accordance with the terms thereof. Borrowers represent and warrant that all premiums in respect of the Environmental Policy have been paid in full.

            5.1.2      Insurance Company. All Policies required pursuant to
Section 5.1.1 (i) shall be issued by companies licensed to do business in the state or commonwealth where the Properties are located, with a financial strength and claims paying ability rating of at least A:X from A.M. Best Company and "A" or better by S&P and the equivalent rating by at least one other Rating Agency; (ii) shall, with respect to all property insurance policies, name Lender and its successors and/or assigns as their interest may appear as the Lender and Mortgagee; (iii) shall, with respect to all property insurance policies and rental loss and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to whom all payments made by such insurance company shall be paid; (iv) shall, with respect to all liability policies, name Lender and its successors and/or assigns as an additional insured; (v) shall contain a waiver of subrogation against Lender; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that none of Borrowers, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty
(30) days prior written notice of any modification, reduction or cancellation or, in the case of cancellation for non-payment of any premium, ten (10) days; and (vii) shall be satisfactory in form and substance to Lender and shall be approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Certified copies of the Policies shall be delivered to Lender, c/o UBS Real Estate Investments Inc., 1285 Avenue of the Americas, 11th Floor, New York, New York 10019, Attn: Robert Pettinato, Director, on the date hereof with respect to the current Policies and within thirty (30) days after the effective date thereof with respect to all renewal Policies. Borrowers shall pay the Insurance Premiums annually in advance as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrowers shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.3 hereof). In addition to the insurance coverages described in Section 5.1.1 above, Borrowers shall obtain such other insurance as may from time to time be reasonably required by Lender in order to protect its interests. Within thirty (30) days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

      5.2   Casualty.

            (a) If any Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), the Borrower that owns such Property shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, the Borrower that owns the affected Property, regardless of whether Insurance Proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character (but not to the precise condition) as prior to such damage or destruction, all to be effected in accordance with applicable law (a "Restoration"). The expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Obligations, shall be secured by the Loan Documents and shall be reimbursed by Borrowers to Lender upon demand. Notwithstanding any Casualty, Borrowers shall continue to pay the Obligations in the time and manner set forth in the Note and in this Agreement. Upon the occurrence of any Casualty, the Borrower that owns the affected Property shall (subject to the right of Lender to elect to do so as set forth in Section 5.2(b)), promptly file a proof of loss with the respective insurance company or companies insuring such Casualty.

            (b) In the event of a Casualty where the damage to the applicable Property does not exceed two percent (2%) of the Outstanding Principal Balance, so long as no Event of Default has occurred, the Borrower that owns such Property may settle and adjust any claim without the consent of Lender and agree with the insurance company or companies on the amount to be paid upon the loss (the "Insurance Proceeds"); provided that such adjustment is carried out in a competent and timely manner. In such case, provided that no Event of Default shall have occurred and the Restoration can be completed prior to the earlier to occur of (i) the date which is six (6) months following such Casualty, and (ii) the date which is twelve (12) months prior to the Stated Maturity Date, each Borrower, as appropriate, is hereby authorized to collect and receipt for any such Insurance Proceeds. In the event that the applicable Borrower fails to promptly file a proof of loss with respect to any Casualty or fails to promptly and diligently proceed to settle and adjust any claims with respect thereto as required in this clause (b), then Lender shall, at the sole cost and expense of Borrowers, have the right to file such proof of loss, settle and adjust such claim and agree with such insurance company or companies without the consent of Borrowers, and each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest to do so. In the event of a Casualty where the damage to the applicable Property equals or exceeds two percent (2%) of the Outstanding Principal Balance (a "Significant Casualty"), then notwithstanding anything set forth herein to the contrary, at the sole cost and expense of Borrowers, Lender may elect to file the respective proof of loss, settle and adjust any claim without the consent of each Borrower and agree with the insurance company or companies on the amount of the Insurance Proceeds in the place and stead of Borrowers and without the consent of Borrowers, and each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest to do so. Any Insurance Proceeds in connection with the therewith (whether or not Lender elects to settle and adjust the claim or any Borrower settles such claim) shall be due and payable solely to Lender and held by Lender in accordance with the terms of this Agreement. In the event any Borrower or any party other than Lender is a payee on any check representing Insurance Proceeds with respect to any Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to the order of Lender. The expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Obligations, shall be secured by the Loan Documents and shall be reimbursed by Borrowers to Lender upon demand. Each Borrower hereby releases Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty.

            (c) In the event of loss or damages covered by any of the Policies, the following provisions shall apply with respect to application of Insurance Proceeds:

                       (i) In the event of a Casualty where the loss is in an aggregate amount less than two percent (2%) of the original principal balance of the Loan and if, in the reasonable judgment of Lender, the Restoration can be completed prior to the earlier to occur of (A) the date which is six (6) months following such Casualty and (B) the date which is twelve (12) months prior to the Stated Maturity Date, and if, in the reasonable judgment of Lender, after completion of such Restoration the Properties, together, will adequately secure the Outstanding Principal Balance and will have a value at least equal to the value immediately prior to such Casualty, then, if no Event of Default shall have occurred, the Net Proceeds shall be applied to reimburse the Borrower that owns the affected Property for the cost of the Restoration in the manner set forth below. Borrowers hereby covenant and agree to commence and diligently to prosecute the Restoration; provided always, that Borrowers shall pay all costs (and if required by Lender, Borrowers shall deposit the total thereof with Lender in advance) of such Restoration in excess of the Net Proceeds made available pursuant to the terms hereof.

                       (ii) Except as provided in Section 5.2(c)(i) above and subject to the foregoing provisions of this Section 5.2(c)(ii), the Insurance Proceeds collected upon any Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Obligations or applied to reimburse the affected Borrower for the cost of the Restoration in the manner set forth below. In the event Lender elects to apply the Insurance Proceeds collected upon a Casualty to the payment of the Obligations and provided no Event of Default shall have occurred and be continuing, Lender shall notify the affected Borrower of such election in writing (a "Post Casualty Paydown Notice"). Within thirty (30) days' receipt of a Post Casualty Paydown Notice, time being of the essence, such affected Borrower may deliver notice to Lender of its intention to obtain a release of the affected Property from the lien of the Mortgage by payment to Lender, no later than seventy-five (75) days following delivery of a Post Casualty Paydown Notice, time being of the essence, of an amount equal to one hundred ten percent (110%) of the Allocated Loan Amount in respect of such Property, less any Insurance Proceeds held by Lender in respect of such affected Property (a "Post Casualty Par Paydown") without the payment of any Yield Maintenance Premium. In the event Lender applies the Insurance Proceeds collected upon a Casualty to the payment of the Obligations in accordance with this Section 5.2(c)(ii), then, throughout the term of the Loan, if a Default or an Event of Default has occurred, Borrowers shall pay to Lender, with respect to any such payment of the Debt, an additional amount equal to the Yield Maintenance Premium; provided, however, that if a Default or an Event of Default has not occurred, then the Yield Maintenance Premium shall not be payable. Any such application to the Debt, whether at Lender's election or by virtue of a Post Casualty Par Paydown, shall be applied (A) first, to those payments of interest last due under this Agreement but shall not postpone any payments otherwise required pursuant hereunder other than such last due payments and (B) second, the balance, in reduction of the Outstanding Principal Balance.

                       (iii) In the event any Borrower is entitled to reimbursement out of the Net Proceeds held by Lender, such Insurance Proceeds shall be disbursed from time to time by Lender so long as the following conditions have been satisfied:

                              (A) no Event of Default shall have occurred and be continuing;

                              (B) Leases requiring payment of annual rent equal to ninety percent (90%) of the Gross Revenue received by such Borrower during the twelve (12) month period immediately preceding the Casualty and all Leases shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty;


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


                              (C)    the Borrower that owns the affected
            Property shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty occurs) and shall diligently pursue the same to satisfactory completion;

                              (D)    Lender shall be satisfied that any
            operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, or (B) other funds of Borrowers;

                              (E)    Lender shall be satisfied that the
            Restoration will be completed on or before the earliest to occur of (1) the date six (6) months prior to the Stated Maturity Date,
            (2) the earliest date required for such completion under the terms of any Lease, (3) such time as may be required under applicable Legal Requirements in order to repair and restore the affected Property to the condition it was in immediately prior to such Casualty, or (4) three (3) months prior to the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);

                              (F) the affected Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

                              (G)    the Restoration shall be done and
            completed by such Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements; and

                              (H) such Casualty does not result in the loss of access to the Properties or the related Improvements.

      5.3   Condemnation.

            (a) Each Borrower shall promptly give Lender written notice of the actual or threatened commencement of any Condemnation with respect to all or any portion of the Property owned by such Borrower and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, the Borrower that owns such Property, regardless of whether an Award is available, shall promptly proceed with the Restoration.

            (b) Any and all awards or payments (each, an "Award") for any taking accomplished through a Condemnation or any transfer of any Property, or any portion thereof, in lieu of, or in anticipation of, a Condemnation (any of the foregoing, a "Taking") are hereby assigned by each Borrower to Lender and Lender is hereby authorized to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Agreement.

            (c) In the event of any Condemnation where the Award is in an aggregate amount less than ten percent (10%) of the original principal balance of the Loan, and if, in the reasonable judgment of Lender, the Restoration can be completed prior to the earlier to occur of


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


(i) the date which is twelve (12) months following such Taking, and (ii) the date which is six (6) months prior to the Stated Maturity Date, and if, in the reasonable judgment of Lender, after the completion of such Restoration the Properties will adequately secure the Outstanding Principal Balance and will have a value at least equal to the value immediately prior to such Taking, then, if no Event of Default shall have occurred and be continuing, the Net Proceeds shall be applied to reimburse Borrowers for the cost of the Restoration, and such Award shall be disbursed in the same manner as provided in Section 5.2(c)(iii) for the application of Insurance Proceeds. Borrowers hereby covenant and agree to commence and diligently to prosecute the Restoration; provided always, that Borrowers shall pay all costs (and if required by Lender, Borrowers shall deposit the total thereof with Lender in advance) of the Restoration in excess of the Award made available pursuant to the terms hereof. Any surplus which may remain out of the Award received by Lender after payment of such costs of the Restoration shall, in the sole and absolute discretion of Lender, be retained by Lender and applied to payment of the Obligations.

            (d) Except as provided in Section 5.3(c) above, the Award collected upon any Condemnation shall, at the option of Lender in its sole discretion, be applied to the payment of the Obligations or applied to reimburse any Borrower for the cost of the Restoration in the same manner as provided in Section 5.2(c)(iii) hereof for the application of Insurance Proceeds. Throughout the term of the Loan if a Default or an Event of Default has occurred and is continuing, then Borrowers shall pay to Lender, with respect to any payment of the Obligations pursuant to this paragraph, an additional amount equal to the Yield Maintenance Premium; provided, however, that if a Default or an Event of Default has not occurred, then the Yield Maintenance Premium shall not be payable. Any such application to the Debt shall (i) be applied to those payments of principal and interest last due under this Agreement but shall not postpone or reduce any payments otherwise required hereunder other than such last due payments and (ii) not cause or result in the Monthly Debt Service Payment Amount to be re-cast based upon the reduction of the Outstanding Principal Balance and the number of months remaining until the Maturity Date. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Obligations.

            (e) Notwithstanding any Taking by any Governmental Authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Borrowers shall continue to pay the Obligations at the time and in the manner provided for in the Note, in this Agreement and in the other Loan Documents and the Obligations shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Obligations.

      5.4 Casualty and Condemnation Proceeds. Payments received on account of the business interruption insurance specified in Section 5.1.1(a)(iii) above with respect to any Casualty or Condemnation shall be deposited directly into the Casualty and Condemnation Account. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance company makes a payment under a property insurance Policy that any Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance company as to the purpose of such payment, as between Lender and Borrowers, such payment shall not be treated as business or


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


rental interruption Insurance Proceeds (with any earnings or interest thereon payable to Borrowers) unless Borrowers have demonstrated to Lender's satisfaction that the remaining Net Proceeds that will be received from the property insurance companies are sufficient to pay one hundred percent (100%) of the cost of the Restoration or, if such Net Proceeds are to be applied to repay the Obligations in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to satisfy the Obligations in full.

      5.5   Additional Conditions for Disbursement of Net Proceeds.

            (a) All plans and specifications required in connection with the Restoration shall be subject to the prior approval of Lender and an independent architect selected by Lender (the "Casualty Consultant"), such approval not to be unreasonably withheld or delayed. The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the affected Property shall be at least equal in value and general utility to the affected Property prior to the Casualty or Condemnation, as applicable; it being understood, however, that Borrowers shall not be obligated to restore the affected Property to the precise condition of the affected Property prior to such Casualty or Condemnation, as applicable, provided the affected Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty or Condemnation, as applicable. Borrowers shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the reasonable approval of Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration, including reasonable attorneys' fees and disbursements and the Casualty Consultant's fees and disbursements, shall be paid by Borrowers.

            (b) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term "Casualty Retainage" shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to five percent (5%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.5(b), be less than the amount actually held back by any Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Article 5 and that all approvals necessary for the re-occupancy and use of the affected Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor,


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


subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor's, subcontractor's or materialman's contract, (ii) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and (iii) Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

            (c) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

            (d) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrowers shall, at their option (within a reasonable period of time after receipt of such estimate) either deposit with or deliver to Lender as the Net Proceeds Deficiency (and, if a Securitization has occurred, promptly following any such deposit or delivery, Borrower shall provide written notice of same to the Rating Agencies): (1) cash and cash equivalents, (2) a Letter of Credit or Letters of Credit in an amount equal to the estimated cost of the Restoration less the Net Proceeds available or (3) such other evidence of Borrower's ability to meet such excess costs and which is satisfactory to Lender and the Rating Agencies. From time to time as the Restoration progresses, the amount of any cash or cash equivalents so furnished to Lender as the Net Proceeds Deficiency shall be subject to disbursement by Lender to Borrower in the same manner as if such amounts were Net Proceeds and any Letter of Credit so furnished to Lender as the Net Proceeds Deficiency shall be subject to reduction by Lender in the same manner as if the amounts of such Letter of Credit were Net Proceeds, provided that Lender shall have the right in its discretion to disburse Net Proceeds and/or such Net Proceeds Deficiency in such order and amounts as Lender determines.

            (e) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender (whether as cash, cash equivalents or letters of credit) after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Article 5, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrowers, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents. As applicable, (i) all Net Proceeds not required to be made available for the Restoration, and/or
(ii) any excess Net Proceeds remaining after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Article 5, and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, may be retained and applied by Lender toward the payment of the Obligations,


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


whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper without penalty.


                                   ARTICLE 6
                       CASH MANAGEMENT AND RESERVE FUNDS
                       ---------------------------------

      6.1 Cash Management Arrangements. Borrowers shall cause all Rents to be transmitted directly by tenants of the Property owned by each Borrower into a trust account (the "Clearing Account") established and maintained by Borrowers at a local bank selected by Borrowers and approved by Lender (the "Clearing Bank") as more fully described in the Clearing Account Agreement. Without in any way limiting the foregoing, if any Borrower or Manager receives any Gross Revenue from any Property, then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of any Borrower or Manager, and (iii) such Borrower or Manager shall deposit such amounts in the Clearing Account within one (1) Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into the Borrower's operating account at Clearing Bank, unless an Event of Default shall have occurred and be continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "Deposit Account") and applied and disbursed in accordance with this Agreement and the Cash Management Agreement. Funds in the Deposit Account shall be invested in Permitted Investments, as more particularly set forth in the Cash Management Agreement. Lender may also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts and may be ledger or book entry accounts and not actual accounts (such subaccounts are referred to herein as "Accounts"). The Clearing Account, the Deposit Account and all other Accounts will be under the sole control and dominion of Lender, and Borrowers, except as set forth above or in the Clearing Account Agreement, shall have no right of withdrawal therefrom. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts.

      6.2   Required Repairs Funds.

            6.2.1 Deposit of Required Repairs Funds. Each Borrower shall perform the repairs and other work at the affected Property as set forth on
Schedule VI (such repairs and other work hereinafter referred to as "Required Repairs") and shall complete each of the Required Repairs on or before the respective deadline for each repair as set forth on Schedule VI. Subject to the terms of Section 6.11, on the Closing Date, each Borrower shall deposit with or on behalf of Lender the amount, if any, set forth on such Schedule VI for the Property held by such Borrower to perform the Required Repairs at such Property (the "Required Repairs Funds"). All Required Repairs Funds shall be transferred by Deposit Bank into an Account established to hold such funds (the "Required Repairs Account").

            6.2.2      Release of Required Repairs Funds.

            (a) Lender shall direct Servicer to disburse the Required Repairs Funds to the applicable Borrower out of the Required Repairs Account upon satisfaction by such Borrower of each of the following conditions with respect to each such disbursement: (i) the applicable

Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which such Borrower requests such payment be made, which request shall specify the Required Repairs to be paid; (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; and (iii) Lender shall have received (1) an Officer's Certificate from such Borrower (A) stating that all Required Repairs to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement, (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (D) stating that the Required Repairs to be funded have not been the subject of a previous disbursement, (E) stating that all previous disbursements of Required Repair Funds have been used to pay the previously identified Required Repairs, and
(F) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (2) a copy of any license, permit or other approval by any Governmental Authority required in connection with the Required Repairs and not previously delivered to Lender, (3) lien waivers or other evidence of payment satisfactory to Lender, (4) at Lender's option, a title search for the applicable Property indicating that such Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (5) such other evidence as Lender shall reasonably request to demonstrate that the Required Repairs to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Required Repairs Funds more frequently than once each calendar month on the same day of such month as any other Reserve Funds are being disbursed in accordance with the terms hereof, and the aggregate funding of Reserve Funds in any month shall equal or exceed the Minimum Disbursement Amount. Upon the completion of all Required Repairs for all Properties in accordance with this Section 6.2, Lender shall direct Servicer to release any remaining Required Repairs Funds, if any, in the Required Repairs Account to Borrowers.

            (b) Nothing in this Section 6.2.2 shall (i) make Lender responsible for performing or completing any Required Repairs; (ii) require Lender to expend funds in addition to the Required Repairs Funds to complete any Required Repairs; (iii) obligate Lender to proceed with any Required Repairs; or (iv) obligate Lender to demand from any Borrower additional sums to complete any Required Repairs.

            (c) Each Borrower shall permit Lender and Lender's agents upon notice and representatives (including Lender's engineer, architect or inspector) or third parties to enter onto the Property owned by such Borrower during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Required Repairs and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Required Repairs. Each Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this Section 6.2.2(c).

            (d) If a disbursement of Required Repair Funds will exceed $25,000.00, Lender may require an inspection of the applicable Property at the applicable Borrower's expense prior to making a disbursement of Required Repairs Funds in order to verify completion of the Required Repairs for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Required Repairs Funds. The applicable Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

            (e) In addition to any insurance required under the Loan Documents, Borrowers shall provide or cause to be provided workmen's compensation insurance, builder's risk insurance, public liability insurance and other insurance to the extent required under applicable law in connection with the Required Repairs. All such policies shall be in form and amount satisfactory to Lender.

      6.3   Tax Funds.

            6.3.1 Deposits of Tax Funds. Borrowers shall deposit with or on behalf of Lender (i) the amount of $1,548,702.68 on the Closing Date, and
(ii) on each Monthly Payment Date, an amount equal to one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months, in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the "Tax Account"). Amounts deposited from time to time into the Tax Account pursuant to this Section 6.3.1 are referred to herein as the "Tax Funds". If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Taxes, Lender shall notify Borrowers of such determination and the monthly deposits for Taxes shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes; provided that, if Borrowers receive notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrowers will deposit with or on behalf of Lender such amount within one (1) Business Day after its receipt of such notice.

            6.3.2 Release of Tax Funds. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply the Tax Funds in the Tax Account to payments of Taxes. In making any payment relating to Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Taxes, Lender shall, in its sole discretion, return any excess to Borrowers or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining in the Tax Account after the Obligations have been paid in full shall be returned to Borrowers.

      6.4   Insurance Funds.

            6.4.1 Deposits of Insurance Funds. Borrowers shall deposit with or on behalf of Lender (i) the amount of $128,766.26 on the Closing Date, and (ii) on each Monthly Payment Date, an amount equal to one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof, in


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


order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the "Insurance Account"). Amounts deposited from time to time into the Insurance Account pursuant to this Section 6.4.1 are referred to herein as the "Insurance Funds". If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrowers of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.

            6.4.2 Release of Insurance Funds. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply the Insurance Funds in the Insurance Account to payment of Insurance Premiums. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrowers or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining in the Insurance Account after the Obligations have been paid in full shall be returned to Borrowers.

      6.5   Capital Expenditure Funds.

            6.5.1 Deposits of Capital Expenditure Funds. Subject to the terms of Section 6.11, Borrowers shall deposit with or on behalf of Lender on each Monthly Payment Date, the amount of $334,375.00, for annual Capital Expenditures, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the "Capital Expenditure Account"). Amounts deposited from time to time into the Capital Expenditure Account pursuant to this Section 6.5.1 are referred to herein as the "Capital Expenditure Funds". Lender may reassess its estimate of the amount necessary for Capital Expenditures from time to time and may require Borrowers to increase the monthly deposits required pursuant to this Section 6.5.1 upon thirty (30) days notice to Borrowers if Lender determines in its reasonable discretion that an increase is necessary to maintain proper operation of the Properties.

            6.5.2      Release of Capital Expenditure Funds.

            (a) Lender shall direct Servicer to disburse the Capital Expenditure Funds to the applicable Borrower out of the Capital Expenditure Account upon satisfaction by such Borrower of each of the following conditions with respect to each such disbursement: (i) such disbursement is for an Approved Capital Expenditure; (ii) such Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which such Borrower requests such payment be made, which request shall specify the Approved Capital Expenditures to be paid; (iii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, and (iv) Lender shall have received
(1) an Officer's Certificate from such Borrower (A) stating that the items to be funded by the requested disbursement are Approved Capital Expenditures, and a description thereof, (B) stating that all Approved Capital Expenditures to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal


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


Requirements, (C) identifying each Person that supplied materials or labor in connection with the Approved Capital Expenditures to be funded by the requested disbursement, (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (E) stating that the Approved Capital Expenditures to be funded have not been the subject of a previous disbursement, (F) stating that all previous disbursements of Capital Expenditure Funds have been used to pay the previously identified Approved Capital Expenses, and (G) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (2) a copy of any license, permit or other approval required by any Governmental Authority in connection with the Approved Capital Expenditures and not previously delivered to Lender,
(3) lien waivers or other evidence of payment satisfactory to Lender, (4) at Lender's option, title searches for the Property owned by such Borrower indicating that such Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (5) such other evidence as Lender shall reasonably request to demonstrate that the Approved Capital Expenditures to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to such Borrower. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month, on the same day of such month as any other Reserve Funds are being disbursed in accordance with the terms hereof, and the aggregate funding of Reserve Funds in any month shall equal or exceed the Minimum Disbursement Amount.

            (b) Nothing in this Section 6.5.2 shall (i) make Lender responsible for performing or completing any Capital Expenditures Work; (ii) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital Expenditures Work; (iii) obligate Lender to proceed with any Capital Expenditures Work; or (iv) obligate Lender to demand from any Borrower additional sums to complete any Capital Expenditures Work.

            (c) Each Borrower shall permit Lender and Lender's agents and representatives (including Lender's engineer, architect or inspector) or third parties to enter onto the Property owned by such Borrower during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Each Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other Persons described above in connection with inspections described in this Section 6.5.2(c).

            (d) If a disbursement of Capital Expenditure Funds will exceed $25,000.00, Lender may require an inspection of the applicable Property at Borrowers' expense prior to making a disbursement of Capital Expenditure Funds in order to verify completion of the Capital Expenditures Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Capital Expenditure Funds. Borrowers shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.


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


            (e) In addition to any insurance required under the Loan Documents, Borrowers shall provide or cause to be provided workmen's compensation insurance, builder's risk insurance, public liability insurance and other insurance to the extent required under applicable law in connection with the Capital Expenditures Work. All such policies shall be in form and amount satisfactory to Lender.

      6.6   Rollover Funds.

            6.6.1      Deposits of Rollover Funds.

            (a) Subject to the terms of Section 6.11, Borrowers shall deposit with or on behalf of Lender (i) the amount of $2,090,988 on the Closing Date in respect of tenant improvements pursuant to the Synapse Lease (the "Synapse Rollover Funds") and (ii) on each Monthly Payment Date the sum of $126,180.75, for tenant improvements and leasing commissions that may be incurred following the date hereof, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the "Rollover Account"). Lender may from time to time reassess its estimate of the required monthly amount necessary for tenant improvements and leasing commissions and, upon notice to Borrowers, Borrowers shall be required to deposit with or on behalf of Lender each month such reassessed amount, which shall be transferred into the Rollover Account. Amounts deposited from time to time into the Rollover Account pursuant to this Section 6.6.1, including, without limitation, the Synapse Rollover Funds are referred to herein as the "Rollover Funds".

            (b) In addition to the required monthly deposits set forth in subsection (a) above and notwithstanding the terms of Section 6.11, the following items shall be deposited into the Rollover Account and held as Rollover Funds and shall be disbursed and released as set forth in Section
6.6.2 below, and the Borrower making such deposit shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Deposit Bank to deposit and hold such amounts in the Rollover Account pursuant to the Cash Management Agreement:

                       (i) All sums paid with respect to (A) a modification of any Lease or otherwise paid in connection with any Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof, (B) any settlement of claims of any Borrower against third parties in connection with any Lease, (C) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) which renders certain space in any Property vacant (a "Vacant Space") or any lease buy-out or surrender payment from any Tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions, collectively, "Lease Termination Payments"), and (D) any sum received from any Tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any Tenant or former Tenant (to the extent not being paid for use and occupancy or holdover rent); and

                       (ii) Any other extraordinary event pursuant to which any Borrower receives payments or income (in whatever form) derived from or generated by the use,


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


      ownership or operation of any Property not otherwise covered by this Agreement or the Cash Management Agreement.

            6.6.2      Release of Rollover Funds.

            (a) Subject to Section 6.6.2(b), below, Lender shall direct Servicer to disburse the Rollover Funds (including any Lease Termination Payments deposited to the Rollover Account pursuant to Section 6.6.1(b)) to any Borrower from the Rollover Account upon satisfaction by such Borrower of each of the following conditions with respect to each such disbursement: (i) such disbursement is for an Approved Leasing Expense; (ii) such Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which such Borrower requests such payment be made, which request shall specify the Approved Leasing Expense to be paid; (iii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (iv) Lender shall have reviewed and approved the Lease giving rise to the Approved Leasing Expense (to the extent Lender has the right to approve same) to be paid; and (v) Lender shall have received (1) an Officer's Certificate from such Borrower (A) stating that the items to be funded by the requested disbursement are Approved Leasing Expenses, and a description thereof, (B) stating that all tenant improvements at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (C) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement or the broker entitled to the leasing commissions,
(D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, (E) stating that the Approved Leasing Expenses to be funded have not been the subject of a previous disbursement, (F) stating that all previous disbursements of Rollover Funds have been used to pay the previously identified Approved Leasing Expenses, and (G) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, and (2) such other evidence as Lender shall reasonably request to demonstrate that the Approved Leasing Expenses to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to such Borrower. Lender shall not be required to disburse Rollover Funds more frequently than once each calendar month, on the same day of such month as any other Reserve Funds are being disbursed in accordance with the terms hereof, and the aggregate funding of Reserve Funds in any month shall equal or exceed the Minimum Disbursement Amount. Notwithstanding anything to the contrary contained herein, the Synapse Rollover Funds shall only be disbursed to Borrowers in respect of tenant improvements performed pursuant to the terms of the Synapse Lease.

            (b) Lender shall release any portion of Lease Termination Payments deposited with Lender pursuant to Section 6.6.1(b)(i) above which remains on deposit in such Rollover Account upon the occurrence of (x) such Borrower's execution of a Lease for such Vacant Space with a new Tenant (a "Replacement Tenant") in accordance with the terms of Section 4.1.10 hereof,
(y) Replacement Tenant's actual occupancy of the applicable Vacant Space, and
(z) Replacement Tenant's commencement of payment of full, unabated rent for the applicable Vacant Space.

      6.7   Intentionally Omitted.


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


      6.8   Security Interest in Reserve Funds.

            6.8.1 Grant of Security Interest. Borrowers shall be the owner of the Reserve Funds. Borrowers hereby pledge, assign and grant a security interest to Lender, as security for the payment and performance of the Obligations, in all of Borrowers' right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender. The Reserve Funds shall not constitute a trust fund and may be commingled with other monies held by Lender.

            6.8.2 Income Taxes; Interest. Borrowers shall report on its federal, state, commonwealth, district and local income tax returns all interest or income accrued on the Reserve Funds. The Reserve Funds shall earn interest at a rate commensurate with the rate of interest paid from time to time on money market accounts at a commercial bank selected by Lender in its sole discretion from time to time, with interest credited monthly to such Reserve Funds (with the exception of the Tax Funds and Insurance Funds). All earnings or interest on each of the Reserve Funds (with the exception of the Tax Funds and Insurance Funds) shall be and become part of the respective Reserve Fund and shall be disbursed as provided in the paragraph(s) of this Agreement applicable to each such Reserve Fund. No earnings or interest on the Tax Funds or the Insurance Funds shall be payable to Borrowers.

            6.8.3 Prohibition Against Further Encumbrance. No Borrower shall, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto or any levy to be made thereon or any UCC-1 financing statements to be filed with respect thereto, except those naming Lender as the secured party.

      6.9 Property Cash Flow Allocation. Notwithstanding anything to the contrary contained in this Article 6, upon the occurrence of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and any other funds of Borrowers then in the possession of Lender, Servicer or Deposit Bank (including any Gross Revenue) and apply such funds to the items for which the Reserve Funds were established or to the payment of the Obligations in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

      6.10  Letters of Credit.

            6.10.1     Delivery of Letters of Credit.

            (a) Borrowers may deliver to Lender a Letter of Credit (i) in lieu of making any portion of the initial deposit to the Rollover Account,
(ii) in replacement of any portion of deposits previously made to the Rollover Account, (iii) in lieu of making any portion of any monthly deposit to the Capital Expenditure Account, and/or (iv) in replacement of any portion of deposits previously made to the Capital Expenditure Account. The aggregate amount of any Letters of Credit and cash on deposit with respect to the foregoing items (i), (ii), (iii), and (iv) shall at all times be at least equal to the aggregate amount which Borrowers are required to have on deposit in respect of such items pursuant to this Agreement, as reasonably estimated by

Lender. In determining the aggregate amount of any Letter of Credit and cash required to be delivered to Lender with respect to the Capital Expenditures Account, such aggregate amount shall equal all amounts required to be deposited hereunder through the date of delivery of the applicable Letter of Credit, less amounts expended by Borrowers for Capital Expenditures, for which Borrowers have satisfied the conditions set forth in Section 6.5.2 hereof for withdrawal from the Capital Expenditure Account. In determining the aggregate amount of any Letter of Credit and cash required to be delivered to Lender with respect to the Rollover Account, such aggregate amount shall equal all amounts required to be deposited hereunder through the date of delivery of the applicable Letter of Credit, less amounts expended by Borrowers for Approved Leasing Expenses, for which Borrowers have satisfied the conditions set forth in Section 6.6.2 hereof for withdrawal from the Rollover Account.

            (b) Borrowers shall give Lender no less than fifteen (15) days notice of Borrowers' election to deliver a Letter of Credit and Borrowers shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith. Borrowers shall not be entitled to draw from any such Letter of Credit. Upon fifteen (15) days notice to Lender, Borrowers may replace a Letter of Credit with a cash deposit to the Capital Expenditure Account or the Rollover Account, as applicable.

            6.10.2 Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the Yield Maintenance Premium due hereunder.

            6.10.3 Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and Borrower has not substituted a Letter of Credit from an Eligible Institution within ten (10) Business Days after notice or (e) if the bank issuing the Letter of Credit shall not consent to the assignment of the Letter of Credit to such party as Lender shall request and Borrower has not substituted a Letter of Credit from an Eligible Institution within ten (10) Business Days after receiving notice from Lender of such failure to consent by the issuing bank. If Lender draws upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall apply all or any part thereof for the purposes for which such Letter of Credit was established. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) (d) or (e) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

      6.11  Guaranty of Reserve Accounts.

            (a) In lieu of making the payments to the Required Repairs Account, the Rollover Account (other than deposits required pursuant to Section 6.6.1(b)) or the Capital Expenditure Account as required under this Agreement, Borrower may deliver to Lender a guaranty of one or more such amounts from Reserve Guarantor in the form attached hereto as Schedule 6.11 (the "Reserve Guaranty"); provided that, throughout the term of such Reserve Guaranty, (x) the Tangible Net Worth of Reserve Guarantor remains at least One Hundred Million and No/100 Dollars ($100,000,000.00) (the "Required Net Worth"), (y) the Guarantied Obligations shall not exceed, in the aggregate, liability in excess of 10% of the Outstanding Principal Balance, and (z) Reserve Guarantor's debt-to-equity ratio shall be no greater than 65%.

            (b) In the event that at any time after a Reserve Guaranty has been delivered, the Reserve Guarantor's Tangible Net Worth is reduced below the Required Net Worth and/or Guarantor's debt-to-equity ratio shall be greater than 65% (in either case which non-compliance continues for a period of twenty-nine (29) days following Lender's receipt of Reserve Guarantor's quarterly financial statements pursuant to the Reserve Guaranty indicating Reserve Guarantor's failure to achieve the Required Net Worth) Borrowers shall deposit into the Required Repairs Account, the Capital Expenditure Account and/or the Rollover Account, as applicable, within ten (10) Business Days after receipt of notice from Lender an amount reasonably determined by Lender to be equal to all amounts which would have then been on deposit in the Required Repairs Account, the Capital Expenditure Account and/or the Rollover Account, as applicable, since the Closing Date had the foregoing waiver of deposits not been in effect, less all amounts that would have been payable by a disbursement from such Required Repairs Account, Capital Expenditure Account and/or Rollover Account, as applicable, and thereafter, subject to the terms and provisions of Sections 6.2.1, 6.5.1 and 6.6.1 hereof, Borrowers shall commence making deposits into the Required Repairs Account, the Capital Expenditure Account and the Rollover Account so long as the Tangible Net Worth of Guarantor is less than the Required Net Worth and/or Reserve Guarantor's debt-to-equity ratio shall be greater than 65%.

            (c) In the event that (but only for so long as) the Guaranteed Obligations exceed, in the aggregate, ten percent (10%) of the Outstanding Principal Balance (such excess amount, the "Reserve Guaranty Excess"), Borrowers shall no longer be entitled to provide a Reserve Guaranty in lieu of making any required payments to such accounts to the extent of such Reserve Guaranty Excess, and Borrowers shall, on the next succeeding Business Day (a) promptly deposit cash into the Required Repairs Account, the Rollover Account and/or the Capital Expenditure Account, as the case may be, as otherwise provided in this Article 6, in the amount of the Reserve Guaranty Excess, or (b) promptly deliver to Lender a Letter of Credit in lieu of such cash deposits into such accounts, which Letter of Credit shall satisfy the requirements of Section 6.10 of this Agreement. Any calculations made by Lender with respect to calculations of any Reserve Guaranty Excess shall be made in Lender's reasonable determination and such determination shall be conclusive upon Borrower.

            (d) If, at any time following Reserve Guarantor's cash deposits into the Required Repairs Account, the Rollover Account (other than deposits required pursuant to Section 6.6.1(b)) or the Capital Expenditure Account or delivery of a Letter of Credit in lieu thereof, Borrower becomes entitled to deliver a Reserve Guaranty in substitution for such cash reserves, either in whole or in part, Lender shall refund to Borrower any such reserves, or portion thereof, for which the Reserve Guaranty has been delivered.


                                   ARTICLE 7
                              PROPERTY MANAGEMENT
                              -------------------

      7.1   The Management Agreements.

      Each Borrower shall (i) cause Manager to manage the Property owned by such Borrower in accordance with a Management Agreement, (ii) diligently perform and observe all of the material terms, covenants and conditions of such Management Agreement on the part of such Borrower to be performed and observed, (iii) promptly notify Lender of any default under such Management Agreement of which it is aware, (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by it under such Management Agreement, and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under such Management Agreement. If any Borrower shall default in the performance or observance of any material term, covenant or condition of the applicable Management Agreement on the part of such Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing such Borrower from any of its Obligations hereunder or under such Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of such Management Agreement on the part of such Borrower to be performed or observed.

      7.2   Prohibition Against Termination or Modification.

      No Borrower shall (i) surrender, terminate, cancel, modify, renew or extend the Management Agreement, (ii) enter into any other agreement relating to the management or operation of any Property with Manager or any other Person, (iii) consent to the assignment by the Manager of its interest under any Management Agreement, or (iv) waive or release any of its rights and remedies under any Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new manager such consent may be conditioned upon Borrowers delivering a Rating Agency Confirmation as to such new manager and management agreement. If at any time Lender consents to the appointment of a new manager, such new manager and Borrowers shall, as a condition of Lender's consent, execute a subordination of management agreement in the form delivered in connection with the closing of the Loan.

      7.3   Replacement of Manager.

      Lender shall have the right to require Borrowers to replace the Manager with a Person chosen by Borrowers and approved by Lender upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of a monetary Event of Default, (ii) if Manager shall be in default under any material term of any Management Agreement beyond any applicable notice and cure period, or (iii) if Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding.


                                   ARTICLE 8
                              PERMITTED TRANSFERS
                              -------------------

      8.1 Permitted Transfer of the Properties. Lender shall not withhold its consent to the one-time conveyance of any Property to a Permitted Transferee provided that (a) Lender has received a Rating Agency Confirmation as to the conveyance of such Property to the Permitted Transferee, (b) Lender has received an agreement, acceptable to it in its sole discretion, pursuant to which such Permitted Transferee assumes all of the applicable Borrower's obligations under the Loan Documents, (c) Lender receives a transfer fee equal to 1% of the original amount of the Loan, (d) Lender shall have received such documents, certificates and legal opinions as it may reasonably request, (e) no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred and remain uncured; (f) the Permitted Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to such Property, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Permitted Transferee without approving the substitution of the property manager); (h) the Permitted Transferee shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing such Permitted Transferee's agreement to abide and be bound by the terms of the Note, this Agreement and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Lender; and (i) Lender may, as a condition to evaluating any requested consent to a transfer, require that Borrowers post a cash deposit with Lender in an amount equal to Lender's anticipated costs and expenses in evaluating any such request for consent. Notwithstanding the foregoing, (i) no transfer fee shall be payable pursuant to this Section 8.1 in connection with the transfer of the Properties to the Australian Joint Venture Partner or the Alternate Joint Venture Partner pursuant to the Joint Venture Closing and (ii) a reduced transfer fee equal to 0.5% of the original principal amount of the Loan shall be payable in connection with the first two transfers of the Properties from the Australian Joint Venture Partner or the Alternate Joint Venture Partner, as the case may be, to a third party Permitted Transferee.

      8.2   Permitted Transfers of Interest in Borrowers.

            (a)        Notwithstanding anything to the contrary contained in
Section 4.2.1, the following Transfers ("Permitted Transfers") shall be deemed to be permitted hereunder without the consent of Lender:

                       (i) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer of a direct or indirect interest in any Borrower, provided


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


      that (A) such Transfer shall not (y) cause the transferee (together with its Affiliates) to acquire Control of such Borrower or Sole Member or to increase its direct or indirect interest in such Borrower or in Sole Member to an amount which equals or exceeds forty-nine percent (49%), or
      (z) result in such Borrower or in Sole Member no longer being Controlled by the Key Principal, (B) after giving effect to such Transfer, Key Principal shall continue to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in such Borrower and/or Sole Member, (C) such Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer, and (D) the legal and financial structure of such Borrower and its members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of such Borrower and its members or partners, as applicable, after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements;

                       (ii) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer of a direct or indirect interest in any Borrower or in Sole Member which shall cause the transferee (together with its Affiliates) to increase its direct or indirect interest in such Borrower or in Sole Member to an amount which equals or exceeds forty-nine percent (49%) or shall result in a change of Control of such Borrower, provided that (A) if such Transfer occurs prior to a Securitization, such Transfer is first approved by Lender in writing in its sole and absolute discretion, and (B) if such Transfer occurs after a Securitization, such Borrower, at Borrowers' sole cost and expense, shall first deliver (or cause to be delivered) (y) a Rating Agency Confirmation to Lender that such Transfer will not result in a qualification, downgrade or withdrawal of the then applicable ratings, and (z) a substantive non-consolidation opinion to Lender and the Rating Agencies with respect to such Borrower and such transferee in form and substance satisfactory to Lender and the Rating Agencies;

                       (iii) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer of an indirect interest in any Borrower or in Sole Member that occurs by maintenance, devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest to a member of the immediate family of such interest holder or a trust established for the benefit of such immediate family member, provided that (A) no such Transfer shall result in a change of the day-to-day operations of the Property, (B) such Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days after the date of such Transfer, (C) the legal and financial structure of such Borrower and its members or partners, as applicable, and the single purpose nature and bankruptcy remoteness of such Borrower and its members or partners, as applicable after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements, (D) if any such Transfer would result in a change of Control of such Borrower or Sole Member and occurs prior to Securitization, such Transfer is approved by Lender in writing in its sole and absolute discretion within thirty (30) days after any such Transfer, and (E) if any such Transfer would result in a change of Control of such Borrower or Sole Member and occurs after Securitization, such Borrower, at Borrowers' sole cost and expense, shall, within thirty
      (30) days after any such Transfer, (y) deliver (or cause to be delivered) (I) a Rating Agency Confirmation to Lender that such Transfer will not result in a qualification, downgrade or withdrawal of the then applicable ratings, and (II) a substantive non-consolidation opinion to Lender and the Rating Agencies with respect to such Borrower and such transferee in form and substance satisfactory to Lender and the Rating Agencies, and (z) obtain the prior written consent of Lender, which shall not be unreasonably withheld; and

                       (iv) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer of a direct or indirect interest in Borrowers to Australia Sole Member or the Australian Joint Venture Partner pursuant to the Australian Joint Venture Closing provided that each of the following conditions precedent shall have been satisfied:

                              (A)    Lender shall have received a new non-
            consolidation opinion and confirmations in writing from the Rating Agencies to the effect that such Transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction;

                              (B)    Provided it shall qualify as an
            Acceptable Lease Guarantor, Carveout Guarantor, Environmental Indemnitor and/or Reserve Guarantor, the Australian Joint Venture Partner shall have assumed the obligations of the applicable Guarantor under the Lease Guaranties, the Carveout Guaranty, Environmental Indemnity and/or the Reserve Guaranty and in connection therewith shall have executed and delivered to Lender, without any cost or expense to Lender, new guaranty or indemnity agreements in the same form as the current Lease Guaranties, Carveout Guaranty, Environmental Indemnity and Reserve Guaranty, and shall have obtained and delivered to Lender such legal opinions as may be reasonably requested by Lender in connection therewith; provided that upon such assumption by the Australian Joint Venture Partner in accordance with the terms hereof, ROP shall be released from liability under such guarantees and indemnities to the extent contemplated herein; and

                              (C) Lender shall have received notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days after the date of such Transfer.

                       (v) provided that no Default or Event of Default shall have occurred and remain uncured, a Transfer of a direct or indirect interest in Borrowers to an Alternate Joint Venture Partner pursuant to an Alternate Joint Venture Closing; provided that each of the following conditions precedent shall have been satisfied:

                              (A) the Alternate Joint Venture Partner is a Permitted Transferee;

                              (B)    RA or ROP or one of their respective
            controlled Affiliates shall act as a managing member or a general partner of the Alternate Joint Venture Partner;

                              (C) the Alternate Joint Venture Partner and its property manager shall have sufficient experience in the ownership and management of properties similar to the Properties, and Lender shall be provided with reasonable evidence thereof (and Lender reserves the right to approve the Alternate Joint Venture Partner without approving the substitution of the property manager);

                              (D)    Lender shall have received a new non-
            consolidation opinion and confirmations in writing from the Rating Agencies to the effect that such Transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction;

                              (E) the Alternate Joint Venture Partner shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing the Alternate Joint Venture Partner's agreement to abide and be bound by the terms of the Loan Documents, and shall have delivered to Lender such legal opinions and title insurance endorsements as may be reasonably requested by Lender;

                              (F) a Person or Persons associated with the Alternate Joint Venture Partner approved by Lender, in its reasonable discretion, shall have assumed the obligations of the applicable Guarantor under the Lease Guaranties, the Carveout Guaranty, Environmental Indemnity and/or the Reserve Guaranty and in connection therewith shall have executed and delivered to Lender, without any cost or expense to Lender, new guaranty or indemnity agreements in the same form as the current Lease Guaranties, Carveout Guaranty, Environmental Indemnity and Reserve Guaranty, and shall have obtained and delivered to Lender such legal opinions as may be reasonably requested by Lender in connection therewith; provided that upon such assumption by such Person or Persons associated with the Alternate Joint Venture Partner in accordance with the terms hereof, ROP shall be released from liability under such guarantees and indemnities to the extent contemplated herein; provided, further, however, that if no Person associated with Alternate Joint Venture Partner is approved by Lender in its reasonable discretion, ROP shall continue to be liable as Guarantor under the Lease Guaranties, the Carveout Guaranty, Environmental Indemnity and the Reserve Guaranty in accordance with the terms thereof; and

                              (G) Lender shall have received notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days after the date of such Transfer.

                       (vi) Notwithstanding the foregoing, whether before or after a Joint Venture Closing, nothing contained in this Agreement or the other Loan Documents shall in any way restrict or prohibit, nor shall any notice to Lender or consent of Lender be required in connection with (I) the Transfer or issuance of any securities or any direct or indirect interests in any direct or indirect owner of Borrowers that is publicly traded on a national exchange (including, for so long as it is an indirect owner of Borrowers, RA), or (II) the merger or consolidation of RA with or into, or sale of RA to, any other Person


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


      (each, an "RA Transfer" and, collectively, the "RA Transfers"); provided, however, that, if any RA Transfer or series of related RA Transfers (other than the sale of publicly traded shares in RA in the ordinary course of business) shall result in a change in Control of RA at any time prior to a Joint Venture Closing, then Lender's prior written consent (not to be unreasonably withheld or delayed) shall be required (and, after a Securitization, a Rating Agency Confirmation shall be required) in connection with such RA Transfer unless after giving effect to such RA Transfer, RA (or the successor entity thereto) shall be (i) a reputable Person of good character, creditworthy and with sufficient financial worth considering the obligations and covenants assumed and undertaken (with Lender agreeing that a Tangible Net Worth of $250,000,000 shall be acceptable), as evidenced by financial statements and other information reasonably requested by Lender, and
      (ii) a Person which has substantial experience and expertise relating to owning, operating and leasing commercial real estate and which is qualified to own, operate and lease the Properties. In addition, notwithstanding the foregoing, whether before or after a Joint Venture Closing, nothing contained in this Agreement or the other Loan Documents shall in any way restrict or prohibit, nor shall any notice to Lender or consent of Lender be required in connection with (aa) the Transfer or issuance of any direct or indirect interests in ROP, (bb) the merger or consolidation of ROP with or into any other Person; provided, however, that, immediately after giving effect to each such Transfer, RA (or any successor entity permitted above) shall, prior to a Joint Venture Closing, continue to be the managing general partner of ROP, and RA (or any successor entity permitted above) shall Control the business and operations of ROP, regardless of the percentage of equity interests in ROP owned by RA (or any successor entity permitted above), or (cc) Transfers of direct or indirect interests in Borrowers among existing holders of direct or indirect interests in Borrowers, provided that at all times such existing holders of direct or indirect interests shall be directly or indirectly wholly-owned by ROP.

                       (vii) From and after an Australian Joint Venture Closing, and notwithstanding the foregoing, nothing contained in this Agreement or the other Loan Documents shall in any way restrict or prohibit, nor shall any notice to Lender or consent of Lender be required in connection with (I) the Transfer or issuance of any securities or any direct or indirect interests in any direct or indirect owner of Borrowers that is publicly traded on a national exchange (including, for so long as it is an indirect owner of Borrowers, the Australian Trust), or (II) the merger or consolidation of The Australian Trust with or into, or the sale of the Australian Trust to, any other Person (each, an "Australian Trust Transfer" and, collectively, the "Australian Trust Transfers"); provided, however, that, if any Australian Trust Transfer or series of related Australian Trust Transfers (other than the sale of publicly traded shares in the Australian Trust in the ordinary course of business) shall result in a change in Control of the Australian Trust at any time while the Australian Trust Controls (directly or indirectly) Borrower, then Lender's prior written consent (not to be unreasonably withheld or delayed) shall be required (and, after a Securitization, a Rating Agency Confirmation shall be required) in connection with such Australian Trust Transfer unless after giving effect to such Australian Trust Transfer, the Australian Trust (or the successor entity thereto) shall be (i) a reputable Person of good character, creditworthy and with sufficient financial worth considering the obligations and covenants assumed and undertaken (with Lender agreeing that a Tangible Net Worth of $200,000,000 shall be acceptable), as evidenced by


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


      financial statements and other information reasonably requested by Lender, and (ii) a Person that has substantial experience and expertise relating to owning, operating and leasing commercial real estate and which is qualified to own, operate and lease the Properties. In addition, notwithstanding the foregoing, nothing contained in this Agreement or the other Loan Documents shall in any way restrict or prohibit, nor shall any notice to Lender or consent of Lender be required in connection with (aa) the Transfer or issuance of any direct or indirect interests in the Australia Sole Member, (bb) the merger or consolidation of Australia Sole Member with or into any other Person; provided, however, that, immediately after giving effect to each such Transfer, the Australian Joint Venture Partner or the Australian Trust (or any successor entity permitted above) shall be or continue to be the managing member of the Australia Sole Member, and the Australian Trust (or any successor entity permitted above) shall Control, directly or indirectly, the business and operations of the Australia Sole Member, regardless of the percentage of equity interests in the Australia Sole Member owned by the Australian Trust (or any successor entity permitted above), or (cc) Transfers of direct or indirect interests in Borrowers among existing holders of direct or indirect interests in Borrowers, provided that at all times such existing holders of direct or indirect interests shall be directly or indirectly wholly-owned by the Australia Sole Member.

            (b)        For purposes of this Section 8.2, "Control" shall mean
(a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, or (b) the ownership, direct or indirect, of no less than fifty one percent (51%) of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

      8.3 Cost and Expenses. Borrowers shall pay all third-party costs and expenses of Lender in connection with any Transfer, whether or not such Transfer is deemed to be a Permitted Transfer, including, without limitation, all fees and expenses of Lender's counsel, whether internal or outside, and the cost of any required counsel opinions related to REMIC or other securitization or tax issues.


                                   ARTICLE 9
                      SALE AND SECURITIZATION OF MORTGAGE
                      -----------------------------------

      9.1   Sale of Mortgage and Securitization.

            (a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transactions referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as "Secondary Market Transactions" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "Securitization". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "Securities").

            (b) If requested by Lender, Borrowers shall assist Lender, at Lender's expense (provided that Borrower shall be liable for its own external expenses), in satisfying the market


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


standards to which Lender customarily adheres or which may be required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including to:

                       (i) (A) provide updated financial and other information with respect to each of the Properties, the business operated at each of the Properties, Borrowers and the Manager, (B) provide updated budgets relating to each of the Properties, and (C) provide updated appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of each of the Properties each, at Lender's expense (the "Updated Information"), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;

                       (ii) provide opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to each of the Properties and Borrowers and their Affiliates, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies;

                       (iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and

                       (iv) execute amendments to the Loan Documents and to each Borrower's organizational documents reasonably requested by Lender; provided, however, that no Borrower shall be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, or (B) modify or amend any other material economic term of the Loan.

            (c) If requested by Lender, each Borrower shall provide Lender with the following financial statements (it being understood that Lender shall request (i) full financial statements if it anticipates that the principal amount of the Loan at the time of a Securitization may, or if the principal amount of the Loan at any time during which the Loan is included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included in the Securitization, and
(ii) summaries of such financial statements if the principal amount of the Loan at any such time equals or exceeds ten percent (10.0)% of such aggregate principal amount) (all references to Regulation S-X in this Section 9.1(c) referring to Regulation S-X of the Securities Act):

                       (i) As of the Closing Date, a balance sheet with respect to each of the Properties for the two most recent Fiscal Years or for such shorter owned period, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to each of the Properties for the three most recent Fiscal Years or for such shorter owned period, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the Closing Date, interim financial statements of each of the Properties meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "Standard Statements"); provided, however, that if any Property would be deemed to constitute a business and not real estate under Regulation S-X that has been acquired by each Borrower from an unaffiliated third party, as to which the other conditions set forth in Section 210.3-05 of Regulation S-X for provision of financial statements in accordance with such Section have been met, at Lender's election in lieu of or in addition to the Standard Statements otherwise required by this Section 9.1(c)(i), each Borrower shall instead provide the financial statements required by such Section 210.3-05 of Regulation S-X ("Acquired Property Statements").

                       (ii) Not later than forty-five (45) days after the end of each fiscal quarter following the Closing Date, a balance sheet of each of the Properties as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of each of the Properties for the period commencing on the day following the last day of the most recent Fiscal Year and ending on the date of such balance sheet and for the corresponding period of the most recent Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent Fiscal Year Acquired Property Statements were permitted to be provided hereunder pursuant to paragraph (i) above, each Borrower shall instead provide Acquired Property Statements for such corresponding period). If requested by Lender, each Borrower shall also provide "summarized financial information," as defined in Section 210.1-02(bb) of Regulation S-X, with respect to such quarterly financial statements.

                       (iii) Not later than ninety (90) days after the end of each Fiscal Year following the Closing Date, a balance sheet of each of the Properties as of the end of such Fiscal Year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of each of the Properties for such Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X. If requested by Lender, each Borrower shall provide summarized financial information with respect to such annual financial statements.

                       (iv) Upon ten (10) Business Days after notice from Lender in connection with the Securitization of the Loan, such additional financial statements, such that, as of the date (each a "Disclosure Document Date") of each Disclosure Document, each Borrower shall have provided Lender with all financial statements as described in paragraph (i) above; provided that the Fiscal Year and interim periods for which such financial statements shall be provided shall be determined as of such Disclosure Document Date.

                       (v) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or any Legal Requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and each Borrower shall promptly provide, such combination of Acquired Property Statements and/or Standard Statements as may be necessary for such compliance.

                       (vi) Any other or additional financial statements, or financial, statistical or operating information, as shall be required pursuant to Regulation S-X or other Legal Requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an "Exchange Act Filing") or as shall otherwise be requested by Lender to meet disclosure, rating agency or marketing requirements.

All financial statements provided by Borrowers pursuant to this Section 9.1(c) shall be prepared in accordance with the cash basis method of accounting, and shall meet the requirements of Regulation S-X and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of such Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

To the extent the cost of fulfilling the foregoing provisions of this Section 9.1(c) shall exceed the general accounting costs to Borrower plus the costs of Borrower in complying with the Loan Documents but for the inclusion of the reporting required pursuant to Section 9.1(c), the same shall be at the cost of Lender.

Notwithstanding the foregoing provisions of this Section 9.1(c), if the entire Loan is included in a Securitization in which no classes of Securities are offered in a transaction registered with the Securities and Exchange Commission, (a) the quarterly statements required pursuant to Section 9.1(c)(ii) may be delivered not later than sixty (60) days after the end of each fiscal quarter, (b) the annual financial statements required pursuant to
Section 9.1(c)(iii) may be delivered not later than ninety (90) days after the end of each Fiscal Year and (c) the financial statements required pursuant to this Section 9.1(c) may be prepared on the income tax basis of accounting, provided a notation is made setting forth the difference between the income tax basis of accounting and generally accepted account principles and the effect thereof on such financial statements.

All third party costs and expenses incurred by Lender in connection with the Securitization or other sale or transfer of the Loan not otherwise payable by Borrower under the Loan Documents and all additional reasonable third party costs and expenses, including reasonable counsel and accountant's fees and expenses, incurred by Borrower in connection with the Securitization or other sale or transfer of the Loan shall be paid by Lender.

      9.2   Securitization Indemnification.

            (a) Each Borrower understands that information provided to Lender by each Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and may be made available to investors or prospective investors in the Securities, the Rating Agencies and service providers relating to the Securitization.

            (b) Borrowers shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that such Borrower has examined such Disclosure Documents specified by Lender and that each such Disclosure Document, as it relates to each Borrower, each Borrower's Affiliates, each of the Properties, Manager and all other aspects of the Loan, does not, and as to information provided in third party reports of engineers and environmental consultants, to Borrower's actual knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of UBS ("UBS") that has filed the registration statement relating to the Securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "UBS Group"), and UBS, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls UBS or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the UBS Group or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading, and (C) agreeing to reimburse Lender, the UBS Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the UBS Group and/or the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrowers will be liable in any such case under clauses (B) or
(C) above only to the extent that any such Liability arises out of, or is based upon, any such untrue statement or omission made therein in reliance upon, and in conformity with, information furnished to Lender by or on behalf of any Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of any Borrower, operating statements and rent rolls with respect to each of the Properties. This indemnity agreement will be in addition to any liability which Borrowers may otherwise have.

            (c) In connection with any Exchange Act Filing, each Borrower shall (i) indemnify Lender, the UBS Group and the Underwriter Group for Liabilities to which Lender, the UBS Group and/or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, the omission or alleged omission to state in the Disclosure Document a material fact required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading, and (ii) reimburse Lender, the UBS Group and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the UBS Group and/or the Underwriter Group in connection with defending or investigating the Liabilities; provided, however, that Borrowers will be liable in any such case under clauses (i) or (ii) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrowers in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrowers, operating statements and rent rolls with respect to the Property. This indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to Borrowers by Lender, any member of the UBS Group or any member of the Underwriter Group expressly for use in the Disclosure Document. The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary private placement memorandum or preliminary prospectus shall not inure to the benefit of any member of the Underwriting Group (or any person controlling such member of the Underwriting Group) from whom the Person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if Borrowers shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Person was not sent or given a copy of the final private placement memorandum or final prospectus at or prior to the written confirmation of the sale of such Security to such Person and the loss, liability, claim, damage or expense resulted from an untrue statement contained in or omission from such preliminary private placement memorandum or preliminary prospectus that was corrected in the final private placement memorandum or final prospectus.

            (d) In connection with the performance of Borrower's obligations under this Section 9.2, Lender hereby agrees that it shall use reasonable good faith efforts to deliver or cause to be delivered to Borrowers a draft of each of the Disclosure Documents, the Registration Statement and other documents relating to a proposed Securitization and requiring Borrower's review pursuant to the terms of this Agreement, in each case on or before the fifth (5th) Business Day prior to the date on which Borrowers are required to execute and deliver Borrowers' indemnification certificate described above in subparagraph (b).

            (e) Lender agrees to indemnify and hold harmless each Borrower, each of its directors and each Person who Controls Borrower (the "Borrower Group") against any and all losses, claims, damages or liabilities, joint or several, to which the Borrower Group may become subject, under the Securities Act or otherwise, and will reimburse the Borrower Group for any legal or other expenses reasonably incurred by the Borrower Group in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon


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


any untrue statement or alleged untrue statement of any material fact contained in a Disclosure Document or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information that does not accurately reflect Provided Information.

            (f) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this
Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party.

            (g) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) UBS's and each Borrower's relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrowers hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.


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            (h)        The liabilities and obligations of both Borrowers and
Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Obligations.

      9.3   Intentionally Omitted.

      9.4   Severance Documentation.

      Lender shall have the right, at any time (whether prior to or after any sale, participation or Securitization of all or any portion of the Loan), to modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes, reduce the number of components of the Note or Notes, revise the interest rate for each component, reallocate the principal balances of the Notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that the Outstanding Principal Balance of all components immediately after the effective date of such modification equals the Outstanding Principal Balance immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. At Lender's election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this
Section 9.4 and, provided that such modification shall comply with the terms of this Section 9.4, it shall become immediately effective. If requested by Lender, Borrowers shall promptly execute an amendment to the Loan Documents to evidence any such modification; provided that Borrowers shall not be required to modify or amend any Loan Document if such modification or amendment would
(A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, or (B) modify or amend any other material term of the Loan adverse to Borrowers.


                                  ARTICLE 10
                                   DEFAULTS
                                   --------

      10.1  Events of Default.

            (a) Each of the following events shall constitute an event of default hereunder (each, an "Event of Default"):

                       (i) if any monthly installment of principal and/or interest due under the Note or any payment of Reserve Funds due under this Agreement or the payment of the Obligations due on the Maturity Date is not paid when due;

                       (ii) if any other portion of the Obligations (other than as set forth in the foregoing clause (i)) is not paid when due and such non-payment continues for five (5) Business Days following notice to Borrowers that the same is due and payable;


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


                       (iii) if any of the Taxes or Other Charges are not paid prior to becoming delinquent (provided that it shall not be an Event of Default if there are sufficient funds in the Tax Account to pay such amounts when due, no other Event of Default is then continuing and Servicer fails to make such payment in violation of this Agreement);

                       (iv) if the Policies are not (A) delivered to Lender and (B) kept in full force and effect, each in accordance with the terms and conditions hereof ;

                       (v)    subject to the provisions of Section 8.1 and
      Section 8.2, if any Borrower breaches or permits or suffers a breach of the provisions of Section 4.2.1;

                       (vi) if any representation or warranty made by any Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender, shall have been false or misleading in any material respect as of the date such representation or warranty was made;

                       (vii) if any Borrower, Sole Member or Guarantor shall make an assignment for the benefit of creditors;

                       (viii) if a receiver, liquidator or trustee shall be appointed for any Borrower, Sole Member or Guarantor or if any Borrower, Sole Member or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, Sole Member or Guarantor, or if any proceeding for the dissolution or liquidation of any Borrower, Sole Member or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Borrower, Sole Member or Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days following its filing;

                       (ix) if any Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                       (x) if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                       (xi) if any Borrower or Sole Member breaches any representation, warranty or covenant contained in Section 3.1.24 hereof;

                       (xii) if any Borrower shall be in default under any mortgage or security agreement covering any part of any Property whether it be superior or junior in Lien to the Mortgage;


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


                       (xiii) subject to Borrowers' right to contest as provided in Section 3.6 of the Mortgage or deliver a guaranty of payment acceptable to Lender from Guarantor with respect to any Lien up to $250,000, if any of the Properties becomes subject to any mechanic's, materialman's or other Lien except a Lien for Taxes not then due and payable;

                       (xiv) if, without Lender's prior written consent, (i) any Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred, other than to an Affiliate of Borrower (iii) there is a material change in any Management Agreement, or (iv) there shall be a material default by any Borrower under any Management Agreement;

                       (xv) if any Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xvi) above, and such Default shall continue for ten (10) Business Days after notice to Borrowers from Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrowers from Lender in the case of any other such Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that such Borrower shall have commenced to cure such Default within such 30-day period shall and thereafter diligently and expeditiously proceed to cure the same subject to Force Majeure, such 30-day period shall be extended for such time as is reasonably necessary for such Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days;

                       (xvi) if any Borrower or Guarantor shall be convicted of a Patriot Act Offense by a court of competent jurisdiction; or

                       (xvii) if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to any Borrower, Guarantor or any of the Properties, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations

            (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter while such Event of Default continues, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in and to all or any portion of the Properties, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrowers and all or any portion of the Properties, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Obligations of Borrowers hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such


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notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

      10.2  Remedies.

            (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

            (b) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgage to secure payment of the sums secured by the Mortgage and not previously recovered.

            (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, each Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrowers by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a Securitization pursuant to Section 9.1 hereof, (i) Borrowers shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and
(ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents.

            (d) Any amounts recovered from the Properties or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents, in such order, priority and proportions as Lender in its sole discretion shall determine.

      10.3  Lender's Right to Perform.

      If Borrowers fail to perform any covenant or obligation contained herein and such failure shall (a) continue for a period of ten (10) Business Days after Borrowers' receipt of written notice thereof from Lender and (b) materially and adversely affect the value of the Properties, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgage and the other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrowers of any such failure.

      10.4  Remedies Cumulative.

      The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against any Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to any Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by any Borrower or to impair any remedy, right or power consequent thereon.


                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

      11.1  Successors and Assigns.


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


      All covenants, promises and agreements in this Agreement, by or on behalf of Borrowers, shall inure to the benefit of the legal representatives, successors and assigns of Lender, provided, however, that no assignee shall be entitled to receive any greater amount pursuant to Section 2.3.7(a) than that to which the assignor Lender would have been entitled to receive had no such assignment occurred.

      11.2  Lender's Discretion.

      Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender's determination of Rating Agency criteria, shall be substituted therefor.

      11.3  Governing Law.

      (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY EACH BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTIES ARE LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY

UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE OR ANY OTHER LOAN DOCUMENTS, AND THIS AGREEMENT AND THE NOTE OR ANY OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH BORROWER AND LENDER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                  Paul, Hastings, Janofsky & Walker LLP
                  75 East 55th Street
                  New York, New York 10022
                  Attention:  Robert J. Wertheimer, Esq.
                              Robert J. Grados, Esq.

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO EACH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON EACH BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

      11.4  Modification, Waiver in Writing.


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


      No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrower, shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances.

      11.5  Delay Not a Waiver.

      Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

      11.6  Notices.

      All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:                UBS Real Estate Investments Inc.
                             1285 Avenue of the Americas
                             11th Floor
                             New York, New York 10019
                             Attention:  Robert Pettinato
                             Facsimile No.  (212) 713-4631

with a copy to:              Brown Raysman Millstein Felder & Steiner LLP
                             900 Third Avenue
                             New York, New York 10022


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


                             Attention: Jeffrey B. Steiner, Esq.
                             Facsimile No. (212) 895-2900

with a copy to Servicer:     Wachovia Bank National Association
                             P.O. Box 563956 Charlotte, North Carolina 28256
                             (or any successor servicer of the Loan)
                             Attention:
                             Facsimile No.:

If to Borrowers:             c/o Reckson Associates Realty Corp.
                             225 Broadhollow Road
                             Melville, New York 11747-0983
                             Attention: General Counsel
                             Facsimile No. (631) 622-8994

with a copy to:              Paul, Hastings, Janofsky & Walker LLP
                             75 East 55th Street
                             New York, New York 10022
                             Attention:  Robert J. Wertheimer, Esq.
                                         Robert J. Grados, Esq.
                             Facsimile No.: (212) 319-4090


Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 11.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrowers shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.

      11.7  Trial by Jury.

      EACH BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A


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COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

      11.8  Headings.

      The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      11.9  Severability.

      Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      11.10 Preferences.

      Lender shall have the continuing and exclusive right at any time when an Event of Default has occurred and is continuing to apply or reverse and reapply any and all payments by any Borrower to any portion of the Obligations of Borrowers hereunder. To the extent any Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect until indefeasibly paid in full, as if such payment or proceeds had not been received by Lender.

      11.11 Waiver of Notice.

      No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrowers.

      11.12 Remedies of Borrower.

      In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages and each Borrower's sole remedy shall be limited to commencing an action seeking injunctive


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relief or declaratory judgment. Any action or proceeding to determine whether
Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

      11.13 Expenses; Indemnity.

            (a) Each Borrower shall pay or, if Borrowers fail to pay, reimburse Lender upon receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) Borrowers' ongoing performance of and compliance with each Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (ii) Lender's ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date but expressly excluding Lender's ordinary internal administrative costs and expenses; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrowers; (iv) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (v) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrowers, this Agreement, the other Loan Documents, the Properties or any other security given for the Loan; and (vi) enforcing any Obligations of or collecting any payments due from Borrowers under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the active gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid, at Lender's election in its sole discretion, from any amounts in the Deposit Account.

            (b) Borrowers shall indemnify, defend and hold harmless Lender from and against any and all actual, out-of-pocket liabilities, actual, out-of-pocket obligations, actual, out-of-pocket losses, actual, out-of-pocket damages, actual, out-of-pocket penalties, actual, out-of-pocket actions, actual, out-of-pocket judgments, suits, claims, actual, out-of-pocket costs, actual, out-of-pocket expenses and actual, out-of-pocket disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by any Borrower of its Obligations under, or any material misrepresentation by any Borrower contained in, this Agreement or the other Loan Documents, (ii) the use or intended use of the proceeds of the Loan, (iii) any information provided by or on behalf of any Borrower, or contained in any documentation approved by any Borrower; (iv) ownership of the Mortgage, the Properties or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of


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


or damage to property occurring in, on or about the Properties or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Properties or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Properties; (viii) any failure of any of the Properties to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Properties or any part thereof, or any liability asserted against Lender with respect thereto; (x) the claims of any lessee of any portion of the Properties or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; (xi) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Agreement, the Mortgage, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with any Borrower, any guarantor or indemnitor and/or any partner, member, joint venturer or shareholder thereof becoming a party of a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (xii) any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes; and (xiii) a default under Section 4.1.13 of this Agreement (collectively, the "Indemnified Liabilities"); provided, however, that Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, bad faith, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

      11.14 Schedules Incorporated.

      The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

      11.15 Offsets, Counterclaims and Defenses.

      Any assignee of Lender's interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

      11.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

            (a) Each Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrowers and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between any Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

            (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan (and disburse Reserve Funds) hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan (or make any disbursement of Reserve Funds) in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

      11.17 Publicity.

      All news releases, publicity or advertising by Borrowers or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, UBS or any of their affiliates shall be subject to the prior approval of Lender.

      11.18 Cross-Collateralization; Waiver of Marshalling of Assets.

            (a) Each Borrower acknowledges that Lender has made the Loan to Borrowers upon the security of their collective interests in the Properties and in reliance upon the aggregate of all of the Properties taken together being of greater value as collateral security than the sum of each individual Property taken separately.

            (b) To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower's members or partners, as applicable, and others with interests in such Borrower, and of the Property owned by such Borrower, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property owned by such Borrower for the collection of the Obligations without any prior or different resort for collection, or of the right of Lender to the payment of the Obligations out of the net proceeds of the Property owned by such Borrower in preference to every other claimant whatsoever.

      11.19 Waiver of Offsets/Defenses/Counterclaims.

      Borrowers hereby waive the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any


                                      100
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offset against, any payments which Borrowers are obligated to make under any of the Loan Documents.

      11.20 Conflict; Construction of Documents; Reliance.

      In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. each Borrower acknowledge that, with respect to the Loan, each Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in any Borrower, and each Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Each Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of each Borrower or its Affiliates.

      11.21 Brokers and Financial Advisors.

      Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers or Lender in connection with the transactions contemplated herein. The provisions of this
Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Obligations.

      11.22 Exculpation.

      Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrowers to perform and observe the Obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrowers or any member, partner, officer, director, employee, principal of or an Affiliate of any Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest in all or any portion of any of the Properties, the Gross Revenue or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of each Borrower's interest in the Properties, in the Gross Revenue and in any other collateral given to Lender, and Lender,


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by accepting the Note, this Agreement, the Mortgage and the other Loan
Documents, shall not sue for, seek or demand any deficiency judgment against Borrowers or any member, partner, officer, director, employee, principal of or an Affiliate of any Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against one or more Borrowers in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all or any portion of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any actual out-of-pocket loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                       (i) fraud, material misrepresentation, material miscertification or material breach of warranty by or on behalf of any Borrower or Guarantor or Key Principal in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act ("RICO");

                       (ii) the willful misconduct by or on behalf of any Borrower or Guarantor or Key Principal in connection with the Loan;

                       (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any other Loan Document concerning environmental laws, hazardous substances and/or asbestos and any indemnification of Lender with respect thereto in either document;

                       (iv) wrongful removal or destruction of any portion of the Properties after an Event of Default;

                       (v) any intentional, physical waste of the Properties resulting from the action or inaction of any Borrower or any Affiliate which materially and adversely affects the value of the Properties;

                       (vi) any Legal Requirement (including RICO) resulting in the forfeiture by any Borrower of any Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by any Borrower or Guarantor or any of their Affiliates in connection therewith;

                       (vii) the misappropriation or conversion by or on behalf of any Borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or


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


      destruction to one or more of the Properties, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of one or more of the Properties, or (C) any Gross Revenue (including Rents, security deposits, advance deposits or any other deposits and Lease Termination Payments);

                       (viii) failure to pay charges for labor or materials or other charges that can create Liens on any portion of the Properties, to the extent such Liens are not bonded over, stayed or discharged in accordance with Section 3.6 of the Mortgage;

                       (ix) any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender in accordance with the provisions of the Loan Documents;

                       (x) the failure to pay Taxes to the extent Gross Revenue is sufficient for the payment of same;

                       (xi) failure to obtain and maintain the fully paid for Policies in accordance with Section 5.1.1 hereof;

                       (xii) any Borrower's failure to maintain its covenant with respect to its status as a single purpose entity contained in
      Section 3.1.24(d) or (g) of this Agreement;

                       (xiii) any Borrower's failure to permit on-site inspections of any Property or failure to provide financial information as required by, and in accordance with the terms and provisions of, this Agreement and the Mortgage; and/or

                       (xiv) Borrowers' indemnification of Lender set forth in Section 9.2 hereof.

      Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to Borrowers in the event that: (i) the first full monthly payment of principal and interest under the Note is not paid when due; (ii) Borrowers fail to obtain Lender's prior consent to any subordinate financing (other than the financing permitted pursuant to Section 3.1.24(d) hereof) or other voluntary Lien encumbering one or more of the Properties (provided, however, that the Obligations shall not become fully recourse if Borrower shall repay such subordinate financing and/or remove such voluntary Lien within sixty (60) day after Borrower has actual knowledge of the existence of such subordinate financing and/or Lien); (iii) Borrowers fail to obtain Lender's prior consent to any Transfer of any Property or any interest therein or any Transfer of any direct or indirect interest in any Borrower, in either case as required by the Mortgage or this Agreement; (iv) any Borrower, Sole Member or any Guarantor files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) an Affiliate, officer, director or representative which controls, directly or indirectly, any Borrower, Sole Member or any Guarantor files, or joins in the filing of, an involuntary petition against any Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower from any Person; (vi) any Borrower, Sole Member, or any Guarantor files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (vii) any Affiliate, officer, director or representative which controls any Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, trustee or examiner for any Borrower or any portion of any Property; (viii) any Borrower, Sole Member or any Guarantor makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (ix) if Guarantor (or any Person comprising Guarantor), any Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Guaranty, the Lease Guaranties, the Note, the Mortgage or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan, which the court in any such action or proceeding determines was not brought in good faith; or (x) Borrower defaults in the performance of its covenants with respect to its status as a single purpose entity contained in clauses (a), (b), (e), (k), (l) and (n) of Section 3.1.24 of this Agreement.

      11.23 Prior Agreements.

      This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Application Letter dated July 13, 2005 (as amended) between Borrowers and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

      11.24 Servicer.

      At the option of Lender, the Loan may be serviced by a servicer (the "Servicer") selected by Lender in its sole and absolute discretion and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and the Servicer. Borrowers shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement.

      11.25 Joint and Several Liability.

      If more than one Person has executed this Agreement as "Borrower," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

      11.26 Creation of Security Interest.

      Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan

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Document (including the advances owing to it) in favor of any Federal Reserve
Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      11.27 Assignments and Participations.

            (a) Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement.

            (b) Upon such execution and delivery, from and after the effective date specified in the related assignment and acceptance agreement, the assignee thereunder shall be a party hereto and shall have the rights and obligations of Lender hereunder to the extent of its interest in the Loan.

            (c) Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Note for all purposes of this Agreement, and (iv) Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under and in respect of this Agreement and the other Loan Documents.

      Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or participant or proposed assignees or participants, as the case may be, any information relating to Borrowers or any of its Affiliates or to any aspect of the Loan that has been furnished to Lender by or on behalf of each Borrower or any of its Affiliates.

      11.28 Counterparts.

      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

      11.29 Set-Off.

      In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrowers, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrowers. Lender agrees promptly to notify Borrowers after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

                        [NO FURTHER TEXT ON THIS PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
                     LENDER:
                     ------

                     UBS REAL ESTATE INVESTMENTS INC., a Delaware corporation


                     By:  /s/ Greta Guggenheim
                          -------------------------------------
                     Name:    Greta Guggenheim
                     Title:


                     By:  /s/ Brad A. Cohen
                          -------------------------------------
                     Name:    Brad A. Cohen
                     Title:


                     BORROWERS:
                     ---------

                     RA 492 RIVER ROAD LLC,
                     a Delaware limited liability company

                     By:   Reckson Operating Partnership, L.P.,
                           a Delaware limited partnership, its sole member

                           By:   Reckson Associates Realty Corp.,
                                 a Maryland corporation, its general partner


                                 By:  /s/ Jason Barnett
                                      ---------------------------------
                                    Name:  Jason Barnett
                                    Title: Executive Vice President




                     RA 100 EXECUTIVE DRIVE LLC,
                     a Delaware limited liability company

                     By:   Reckson Operating Partnership, L.P.,
                           a Delaware limited partnership, its sole member

                           By:   Reckson Associates Realty Corp.,
                                 a Maryland corporation, its general partner


                                 By: /s/ Jason Barnett
                                     ------------------------------
                                    Name:  Jason Barnett


                   Signature Page to Loan Agreement (Pool A)

                                    Title:   Executive Vice President




                     RA 200 EXECUTIVE DRIVE LLC,
                     a Delaware limited liability company

                     By:   Reckson Operating Partnership, L.P.,
                           a Delaware limited partnership, its sole member

                           By:   Reckson Associates Realty Corp.,
                                 a Maryland corporation, its general partner


                                 By: /s/ Jason Barnett
                                     ---------------------------------
                                    Name:    Jason Barnett
                                    Title:   Executive Vice President



                     RA 35 PINELAWN ROAD LLC,
                     a Delaware limited liability company

                     By:   Reckson Operating Partnership, L.P.,
                           a Delaware limited partnership, its sole member

                           By:   Reckson Associates Realty Corp.,
                                 a Maryland corporation, its general partner


                                 By:  /s/ Jason Barnett
                                      -----------------------------
                                    Name:    Jason Barnett
                                    Title:   Executive Vice President


                     RA 80 GRASSLANDS ROAD LLC,
                     a Delaware limited liability company

                     By:   Reckson Operating Partnership, L.P.,
                           a Delaware limited partnership, its sole member

                           By:   Reckson Associates Realty Corp.,
                                 a Maryland corporation, its general partner


                                 By:  /s/ Jason Barnett
                                      ----------------------------
                                    Name:  Jason Barnett



                   Signature Page to Loan Agreement (Pool A)

                                    Title:   Executive Vice President

                     RA 100 GRASSLANDS ROAD LLC,
                     a Delaware limited liability company

                     By:   Reckson Operating Partnership, L.P.,
                           a Delaware limited partnership, its sole member

                           By:   Reckson Associates Realty Corp.,
                                 a Maryland corporation, its general partner


                                 By:  /s/ Jason Barnett
                                      --------------------------------
                                    Name:   Jason Barnett
                                    Title:  Executive Vice President


                     RA 150 MOTOR PARKWAY LLC,
                     a Delaware limited liability company

                     By:   Reckson Operating Partnership, L.P.,
                           a Delaware limited partnership, its sole member

                           By:   Reckson Associates Realty Corp.,
                                 a Maryland corporation, its general partner


                                 By:  /s/ Jason Barnett
                                      -----------------------------
                                    Name:   Jason Barnett
                                    Title:  Executive Vice President


                     RA 660 WHITE PLAINS ROAD LLC,
                     a Delaware limited liability company

                     By:   Reckson Operating Partnership, L.P.,
                           a Delaware limited partnership, its sole member

                           By:   Reckson Associates Realty Corp.,
                                 a Maryland corporation, its general partner


                                 By:  /s/ Jason Barnett
                                     --------------------------------
                                    Name:   Jason Barnett
                                    Title:  Executive Vice President






                   Signature Page to Loan Agreement (Pool A)

                     RA 225 HIGH RIDGE LLC,
                     a Delaware limited liability company

                     By:   Reckson Operating Partnership, L.P.,
                           a Delaware limited partnership, its sole member

                           By:   Reckson Associates Realty Corp.,
                                 a Maryland corporation, its general partner


                                 By:  /s/ Jason Barnett
                                      --------------------------------
                                    Name:   Jason Barnett
                                    Title:  Executive Vice President






                   Signature Page to Loan Agreement (Pool A)

                                 SCHEDULE I-1A
                                 -------------

                           492 RIVER ROAD RENT ROLL
                           ------------------------

                                 SCHEDULE I-2A
                                 -------------

                         100 EXECUTIVE DRIVE RENT ROLL
                         -----------------------------

                                 SCHEDULE I-3A
                                 -------------

                         200 EXECUTIVE DRIVE RENT ROLL
                         -----------------------------

                                 SCHEDULE I-4A
                                 -------------

                             35 PINELAWN RENT ROLL
                             ---------------------

                                 SCHEDULE I-5A
                                 -------------

                            80 GRASSLANDS RENT ROLL
                            -----------------------

                                 SCHEDULE I-6A
                                 -------------

                           100 GRASSLANDS RENT ROLL
                           ------------------------

                                 SCHEDULE I-7A
                                 -------------

                          150 MOTOR PARKWAY RENT ROLL
                          ---------------------------

                                 SCHEDULE I-8A
                                 -------------

                        660 WHITE PLAINS ROAD RENT ROLL
                        -------------------------------

                                 SCHEDULE I-9A
                                 -------------

                         225 HIGH RIDGE ROAD RENT ROLL
                         -----------------------------





                                  Schedule II

                                  SCHEDULE II
                                  -----------

                             ORGANIZATIONAL CHART
                             --------------------





                                  Schedule IV


                                                   SCHEDULE III
                                                   ------------

                                                 LEGAL NAME CHART
                                                 ----------------

----------------------------------------------------------------------------------------------------------------
Borrower Legal Name                               Borrower Tax ID Number             Borrower Delaware
-------------------                               ----------------------             -----------------
                                                                                     Organizational ID
                                                                                     -----------------
                                                                                     Number
                                                                                     ------
----------------------------------------------------------------------------------------------------------------
RA 492 RIVER ROAD LLC                             20-2953197                         3979775
----------------------------------------------------------------------------------------------------------------
RA 100 EXECUTIVE DRIVE LLC                        20-2953320                         3979781
----------------------------------------------------------------------------------------------------------------
RA 200 EXECUTIVE DRIVE LLC                        20-2953337                         3979782
----------------------------------------------------------------------------------------------------------------
RA 35 PINELAWN ROAD LLC                           20-3275217                         4011074
----------------------------------------------------------------------------------------------------------------
RA 80 GRASSLANDS ROAD LLC                         20-3275105                         4011067
----------------------------------------------------------------------------------------------------------------
RA 100 GRASSLANDS ROAD LLC                        20-3275138                         4011070
----------------------------------------------------------------------------------------------------------------
RA 150 MOTOR PARKWAY LLC                          20-3275257                         4011073
----------------------------------------------------------------------------------------------------------------
RA 660 WHITE PLAINS ROAD LLC                      20-3275176                         4011072
----------------------------------------------------------------------------------------------------------------
RA 225 HIGH RIDGE LLC                             20-2972274                         3975526
----------------------------------------------------------------------------------------------------------------









                                                    Schedule IV

                                  SCHEDULE IV
                                  -----------

                         EXISTING AFFILIATE CONTRACTS
                         ----------------------------

                                     None







                                 Schedule VII

                                  SCHEDULE V
                                  ----------

                 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
                 --------------------------------------------

                                     None








                                 Schedule VII


                                                     SCHEDULE VI
                                                     -----------

                                                  IMMEDIATE REPAIRS
                                                  -----------------

------------------------------------------------------------------------------------------------------------------
Property Name                              Immediate Repair         Cost of Immediate        Deadline for
-------------                              -----------------        ------------------       -------------
                                           Required                 Repair                   Performance of
                                           --------                 ------                   --------------
                                                                                             Immediate Repair
------------------------------------------------------------------------------------------------------------------

492 River Road, Nutley, New Jersey         Asphalt Paving           $5,250                   February 26,
                                           Work                                              2006
------------------------------------------------------------------------------------------------------------------

100 Executive Drive, West Orange,          Site Work                $9,000                   February 26,
New Jersey                                                                                   2006
------------------------------------------------------------------------------------------------------------------

200 Executive Drive, West Orange,          Site, Exterior           $18,400                  February 26,
New Jersey                                 and Roof Work                                     2006
------------------------------------------------------------------------------------------------------------------

35 Pinelawn Road, Melville, New            Site Exterior and        $11,500                  February 26,
York                                       Electrical Work                                   2006
------------------------------------------------------------------------------------------------------------------

80 Grasslands Road, Elmsford, New          None                     N/A                      N/A
York
------------------------------------------------------------------------------------------------------------------

100 Grasslands Road, Elmsford, New         Roof Repair              $168,750                 February 26,
York                                                                                         2006
------------------------------------------------------------------------------------------------------------------

150 Vanderbilt Motor Parkway,              Site, Roof and           $9,250                   February 26,
Hauppauge, NY                              Interior Work                                     2006
------------------------------------------------------------------------------------------------------------------

660 White Plains Road, Tarrytown,          Site Work                $29,975                  February 26,
New York                                                                                     2006
------------------------------------------------------------------------------------------------------------------

225 High Ridge Road, Stamford,             Site Work and            $15,375                  February 26,
Connecticut                                Cooling Systems                                   2006
------------------------------------------------------------------------------------------------------------------






                                                    Schedule VII

                                ACKNOWLEDGMENTS
                                ---------------



STATE OF NEW YORK)
                        :ss.
COUNTY OF NEW YORK)

      On the 26th day of August, in the year 2005, before me, the undersigned, personally appeared Greta Guggenheim, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    /s/ Mary Lynn Sekosky
                                    ------------------------------------
                                    Notary Public

(NOTARIAL SEAL)
                                    My Commission Expires:



STATE OF NEW YORK)
                        :ss.
COUNTY OF NEW YORK)

      On the 26th day of August, in the year 2005, before me, the undersigned, personally appeared Brad A. Cohen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    /s/ Mary Lynn Sekosky
                                    ------------------------------------
                                    Notary Public

(NOTARIAL SEAL)
                                    My Commission Expires:

STATE OF NEW YORK)
                        :ss.
COUNTY OF NEW YORK)

      On the 26th day of August, in the year 2005, before me, the undersigned, personally appeared Jason Barnett, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    /s/ Mary Lynn Sekosky
                                    ------------------------------------
                                    Notary Public

(NOTARIAL SEAL)
                                    My Commission Expires:

                                   EXHIBIT A
                                   ---------

                               LEGAL DESCRIPTION








                                   Exhibit A


                                         EXHIBIT B
                                         ---------

                                  ALLOCATED LOAN AMOUNTS
                                  ----------------------



----------------------------------------------------------------------------------------
Property Name                                          Allocated Loan Amount
-------------                                          ---------------------
----------------------------------------------------------------------------------------

492 River Road, Nutley, New Jersey                     $22,073,000
----------------------------------------------------------------------------------------

100 Executive Drive, West Orange, New Jersey           $12,115,000
----------------------------------------------------------------------------------------

200 Executive Drive, West Orange, New Jersey           $12,981,000
----------------------------------------------------------------------------------------

35 Pinelawn Road, Melville, New York                   $15,189,000
----------------------------------------------------------------------------------------

80 Grasslands Road, Elmsford, New York                 $10,672,000
----------------------------------------------------------------------------------------

100 Grasslands Road, Elmsford, New York                $6,027,000
----------------------------------------------------------------------------------------

150 Vanderbilt Motor Parkway, Hauppauge, NY            $24,080,000
----------------------------------------------------------------------------------------

660 White Plains Road, Tarrytown, New York             $37,657,300
----------------------------------------------------------------------------------------

225 High Ridge Road, Stamford, Connecticut             $55,274,000
----------------------------------------------------------------------------------------





                                         Exhibit B